Filed pursuant to Rule 424(B)(2)

File No. 333-251542

PROSPECTUS SUPPLEMENT
(to Prospectus dated February 2, 2021)

XAI Octagon Floating Rate & Alternative Income Term Trust

Up to 8,000,000 Common Shares

The Trust. XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company.

Investment Objective. The investment objective of the Trust is to seek attractive total return with an emphasis on income generation across multiple stages of the credit cycle. There can be no assurance that the Trust will achieve its investment objective, and you could lose some or all of your investment.

The Offering. The Trust has entered into a Distribution Agreement, dated February 5, 2021 (the “Distribution Agreement”), with Foreside Fund Services, LLC (the “Distributor”), pursuant to which the Trust may offer and sell up to 8,000,000 common shares of beneficial interest of the Trust, par value $0.01 per share (“Common Shares”), from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The minimum price on any day at which Common Shares may be sold will not be less than the then current net asset value (“NAV”) per Common Share plus the per Common Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Trust and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Trust and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Trust and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Trust and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a Sub-Placement Agent Agreement, dated February 5, 2021 (the “Sub-Placement Agent Agreement”), with UBS Securities LLC (the “Sub-Placement Agent”) relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Trust may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares. The Trust will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent.

NYSE Listing. The Trust’s currently outstanding Common Shares are, and the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the symbol “XFLT.” As of February 1, 2021, the NAV of the Trust’s Common Shares was $7.68 per Common Share, and the last reported sales price for the Trust’s Common Shares on the NYSE was $8.10 per Common Share, representing a premium to NAV of 5.47%.

Investment Strategy. The Trust seeks to achieve its investment objective by investing in a dynamically managed portfolio of opportunities primarily within the private credit markets. Under normal market conditions, the Trust will invest at least 80% of its Managed Assets (as defined in the accompanying Prospectus) in floating rate credit instruments and other structured credit investments.

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Investing in the Trust’s Common Shares involves certain risks, including the possible loss of the entire principal amount that you invest. The Trust utilizes leverage, which is subject to numerous risks. See “Risks” on page S-7 of this Prospectus Supplement and on page 2 of the accompanying Prospectus and “Risks” in the Trust’s most recent Annual Report on Form N-CSR and in any of The Trust’s other filings with the Securities and Exchange Commission (“SEC”) incorporated herein by reference. You should carefully consider these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase the Trust’s Common Shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement and the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated February 5, 2021

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Portfolio Contents. The Trust’s investments may include (i) structured credit investments, including collateralized loan obligation (“CLO”) debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds; (iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments. The Trust currently intends to pursue its investment objective by investing primarily in below investment grade credit instruments, but may invest without limitation in investment grade credit instruments. Below investment grade credit instruments are often referred to as “high yield” securities or “junk bonds.” Below investment grade credit instruments are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. The Trust may invest without limitation in credit instruments that are illiquid.

Adviser and Sub-Adviser. XA Investments LLC (“XAI” or the “Adviser”) serves as the investment adviser to the Trust and is responsible for overseeing the Trust’s overall investment strategy and its implementation. Octagon Credit Investors, LLC (“Octagon” or the “Sub-Adviser”) serves as the investment sub-adviser of the Trust and is responsible for investing the Trust’s assets. The Trust pays a management fee to the Adviser. As compensation for the services provided by the Sub-Adviser, the Adviser pays to the Sub-Adviser a sub-advisory fee out of the management fee received by the Adviser.

The Trust has also retained the Adviser to provide investor support services and secondary market services in connection with the ongoing operation of the Trust. The Trust pays a service fee to the Adviser in exchange for such services pursuant to a separate investor support and secondary market services agreement.

Distributions. The Trust intends to pay substantially all of its net investment income, if any, to Common Shareholders through monthly distributions and to distribute any net realized long-term capital gains to Common Shareholders at least annually. There is no assurance the Trust will pay regular monthly distributions or that it will do so at a particular rate. Distributions may be paid by the Trust from any permitted source and, from time to time, all or a portion of a distribution may be a return of capital.

Leverage. The Trust utilizes leverage to seek to enhance total return and income. The Trust may use leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) the issuance of preferred shares (“Preferred Shares”) and/or (iii) reverse repurchase agreements, securities lending, short sales or derivatives, such as swaps, futures or forward contracts, that have the effect of leverage (“portfolio leverage,” and, together with Indebtedness and Preferred Shares, “Financial Leverage”). The Trust will not utilize leverage, either through Indebtedness, Preferred Shares or portfolio leverage, in an aggregate amount in excess of 40% of the Trust’s Managed Assets (including the proceeds of leverage). The Trust has entered into a credit agreement, as amended from time to time through the date hereof, with a financial institution pursuant to which the Trust may borrow up to $55,000,000. As of September 30, 2020, outstanding borrowings under the credit agreement were approximately $35.65 million, which represented approximately 29.55% of the Trust’s Managed Assets. The use of leverage is a speculative technique that involves special risks. There can be no assurance that the Trust’s leveraging strategy will be successful. See “Use of Leverage” and “Risks—Leverage Risk” in the Trust’s Annual Report, which is incorporated by reference herein.

Limited Term. The Trust will terminate on or before December 31, 2029 (the “Termination Date”); provided, that if the Board of Trustees believes that under then-current market conditions it is in the best interests of the Trust to do so, the Trust may extend the Termination Date (i) once for up to one year (i.e., up to December 31, 2030), and (ii) once for up to an additional six months (i.e., up to June 30, 2031), in each case upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In addition, as of a date within twelve months preceding the Termination Date, the Board of Trustees may cause the Trust to conduct a tender offer to purchase 100% of the then outstanding Common Shares of the Trust at a price equal to the NAV per Common Share on the expiration date of the tender offer (an “Eligible Tender Offer”). Following the completion of an Eligible Tender Offer, the Board of Trustees may eliminate the Termination Date upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In making a decision to eliminate the Termination Date and provide for the Trust’s perpetual existence, the Board of Trustees will take such actions with respect to the continued operations of the Trust as it deems to be in the best interests of the Trust, based on market conditions at such time, the extent of Common Shareholder participation in the Eligible Tender Offer and all other factors deemed relevant by the Board of Trustees in consultation with the Adviser and Sub-Adviser. The Trust should not be confused with a so called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as the fund’s target date, often associated with retirement, approaches, and does not typically terminate on the target date. In addition, the Trust should not be confused with a “target term” fund whose investment objective is to return the fund’s original NAV on the termination date. The Trust’s investment objective and policies are not designed to seek to return to investors their initial investment on the Termination Date or in an Eligible Tender Offer. Investors may receive more or less than their original investment upon termination or in an Eligible Tender Offer. See “Risks—Limited Term Risk” in the Trust’s Annual Report, which is incorporated by reference herein.

You should read this Prospectus Supplement and the accompanying Prospectus, and the documents incorporated herein or therein by reference, which contain important information about the Trust that you should know before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated February 2, 2021, the (“SAI”) containing additional information about the Trust, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement.

The Trust’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

As permitted by regulations adopted by the SEC, paper copies of the Trust’s annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Trust or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on the Trust’s website (www.xainvestments.com/XFLT), and you will be notified by mail each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you own these shares through a financial intermediary, such as a broker-dealer or bank, you may contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. If you invest directly with the Trust, you can inform the Trust that you wish to continue receiving paper copies of your shareholder reports by calling (888) 903-3358. Your election to receive reports in paper will apply to all funds held with the fund complex if you invest directly with the Trust or to all funds held in your account if you invest through your financial intermediary.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part is this Prospectus Supplement, which describes the terms of the offering of the Common Shares. The second part is the accompanying Prospectus, which contains more general information about the securities that the Trust may offer from time to time, some of which may not apply to this offering of Common Shares. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus, you should rely on this Prospectus Supplement. You should carefully read this Prospectus Supplement and the accompanying Prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

This Prospectus Supplement and the accompanying Prospectus and the SAI, contain (or will contain) or incorporate (or will incorporate) by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Trust’s plans, strategies, and goals and the Trust’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Trust, based on currently available information. In this Prospectus Supplement and the accompanying Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. By their nature, all forward looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by any forward looking statements. Although the Trust believes that the expectations expressed in these forward looking statements are reasonable, actual results could differ materially from those projected or assumed in these forward looking statements. The Trust’s future financial condition and results of operations, as well as any forward looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” sections of this Prospectus Supplement, the accompanying Prospectus and the Trust’s most recent Annual Report, which describe certain currently known risk factors that could cause actual results to differ materially from the Trust’s expectations. The Trust urges you to review carefully that section for a more detailed discussion of the risks associated with an investment in the Trust’s securities. All forward looking statements contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus are made as of the date of this Prospectus. The Trust does not intend, and undertakes no obligation, to update any forward looking statement. The Trust is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Trust has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement. The Trust’s business, financial condition and results of operations may have changed since that date. The Trust will amend this Prospectus Supplement and the accompanying Prospectus if, during the period that this Prospectus Supplement and the accompanying Prospectus is required to be delivered, there are any subsequent material changes.

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WHERE YOU CAN FIND MORE INFORMATION

The Trust is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the 1940 Act and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Trust with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Trust, that file electronically with the SEC

This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Trust with the SEC under the Securities Act, and the 1940 Act (File Nos. 333-251542 and 811-23247). This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the Common Shares offered hereby. Any statements contained herein or in the accompanying Prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Trust will provide without charge to each person, including any beneficial owner, to whom this Prospectus Supplement and the accompanying Prospectus are delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus Supplement or the accompanying Prospectus. You may request such information by calling (888) 903-3358 or by writing to XA Investments at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of this Prospectus Supplement, the accompanying Prospectus, the SAI and any incorporated information will also be available from the Trust’s website at www.xainvestments.com. Information contained on the trust’s website is not incorporated by reference into this Prospectus Supplement or the accompanying Prospectus and should not be considered to be part of this Prospectus Supplement or the accompanying Prospectus.

INCORPORATION BY REFERENCE

This Prospectus Supplement and the accompanying Prospectus are part of a registration statement that the Trust has filed with the SEC. The Trust is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus Supplement and the accompanying Prospectus, and later information that the Trust files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus and deemed to be part of this Prospectus Supplement and the accompanying Prospectus from the date of the filing of such reports and documents:

•	the Trust’s SAI, filed with the accompanying Prospectus;

•	the Trust’s Annual Report on Form N-CSR for the fiscal year ended September 30, 2020, filed with the SEC on December 2, 2020 (“Annual Report”);

•	the Trust’s definitive proxy statement on Schedule 14A for its 2020 annual meeting of shareholders, filed with the SEC on April 8, 2020 (“Proxy Statement”); and

•	the Trust’s description of common shares contained in its Registration Statement on Form 8-A (File No. 001-38216) filed with the SEC on September 22, 2017.

To obtain copies of these filings, see “Where You Can Find More Information.”

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PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Trust’s Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus, especially the information under the heading “Risks.” You may also request a copy of the SAI, which contains additional information about the Trust.

The Trust

XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company. The Trust commenced operations on September 27, 2017.

The Trust’s common shares of beneficial interest, par value $0.01 per share, are called “Common Shares” and the holders of Common Shares are called “Common Shareholders” throughout this Prospectus Supplement and the accompanying Prospectus

The Adviser	XA Investments LLC (“XAI” or the “Adviser”) serves as the investment adviser to the Trust and is responsible for overseeing the Trust’s overall investment strategy and its implementation. XAI was founded by the principals of XMS Capital Partners, LLC in April 2016. The XAI leadership team believes that the investing public needs better access to a broader range of alternative investment strategies and managers. XAI sponsors registered investment companies designed to provide investors with access to institutional caliber alternative investments, by partnering with established alternative asset managers selected from among numerous alternative credit managers, hedge fund managers and private debt and equity firms to sub-advise XAI funds.

The Sub-Adviser	Octagon Credit Investors, LLC (the “Sub-Adviser”) serves as the investment sub-adviser of the Trust and is responsible for investing the Trust’s assets. The Sub-Adviser’s experienced team of investment professionals has worked together for many years and managed funds through multiple credit cycles over Octagon’s 25-plus year history. The Sub-Adviser currently manages $26.4 billion in assets under management as of September 30, 2020, across 36 CLOs, 11 commingled funds and 14 separately managed accounts. The Sub-Adviser provides non-discretionary investment management services for one separately managed account and one sub-advised fund.

Listing and Symbol	The Trust’s currently outstanding Common Shares are, and the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “XFLT.” As of February 1, 2021, the net asset value (“NAV”) of the Trust’s Common Shares was $7.68 per Common Share, and the last reported sales price for the Trust’s Common Shares on the NYSE was $8.10 per Common Share, representing a premium to NAV of 5.47%.

Distributions	The Trust has paid distributions to Common Shareholders monthly since inception. Payment of future distributions is subject to approval by the Trust’s Board of Trustees, as well as meeting the covenants of any outstanding borrowings and the asset coverage requirements of the Investment Company Act of 1940, as amended (the “1940 Act”).

The Offering

The Trust has entered into a Distribution Agreement, dated February 5, 2021, with Foreside Fund Services, LLC (the “Distributor”), pursuant to which the Trust may offer and sell up to 8,000,000 Common Shares, from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Trust and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Trust and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Trust and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Trust and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a Sub-Placement Agent Agreement, dated February 5, 2021 (the “Sub-Placement Agent Agreement”), with UBS Securities LLC (the “Sub-Placement Agent”) relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Trust may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares. The Trust will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent.

Risks	See “Risks” beginning on page S-7 of this Prospectus Supplement and on page 2 of the accompanying Prospectus, and “Risks” in the Trust’s most recent Annual Report on Form N-CSR and in any of the Trust’s other filings with the SEC incorporated herein by reference for a discussion of factors you should consider carefully before deciding to invest in the Trust’s Common Shares.

Use of Proceeds	The Trust intends to invest the net proceeds of any sales of Common Shares under this Prospectus Supplement in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Trust will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in U.S. government or high grade, short-term money market instruments, which have returns substantially lower than those the Trust anticipates earning once it has fully invested the proceeds of an offering in accordance with its investment objective. The Trust may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Trust currently has no intent to issue Common Shares primarily for these purposes.

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SUMMARY OF TRUST EXPENSES

The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Trust as of September 30, 2020 (except as noted below) after giving effect to the anticipated net proceeds of the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus and assuming the Trust incurs the estimated offering expenses. If the Trust issues fewer than all of the Common Shares available for sale pursuant to the Distribution Agreement and the net proceeds to the Trust are less, all other things being equal, the total annual expenses shown would increase. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.

Shareholder Transaction Expenses

Sales load paid by Common Shareholders (as a percentage of offering price)	1.00%(1)
Offering expenses borne by the Trust (as a percentage of offering price)	1.05%(2)
Dividend Reinvestment Plan fees	None(3)

As a Percentage of Net Assets Attributable to Common Shares
Annual Expenses
Management fees(4)	2.48%
Interest expense(5)	1.20%
Other expenses
Investor Support and Secondary Market Support Services Fee(6)	0.29%
Other(7)(8)	0.97%
Total annual expenses	4.94%

(1)	Represents the estimated commission with respect to the Common Shares being sold under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth under “Capitalization” below. In addition, the price per Common Share of any such sale may be greater or less than the price set forth under “Capitalization” below, depending on market price of the Common Shares at the time of any such sale.

(2)	Assumes the sale of 8,000,000 Common Shares at a sales price per Common Share of $8.10, which represents the last reported sales price of the Common Shares on the NYSE on February 1, 2021. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $8.10 per Common Share, depending on the market price of the Common Shares at the time of any such sale.

(3)	Common Shareholders will incur brokerage charges if they direct DST Systems, as Plan Agent for the Common Shareholders, to sell their Common Shares held in a dividend reinvestment account.

(4)	The Trust pays the Adviser an annual management fee, payable monthly in arrears, in an amount equal to 1.70% of the Trust’s average daily Managed Assets. Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of leverage, which means that Common Shareholders effectively bear the entire management fee. The contractual management fee rate of 1.70% of the Trust’s Managed Assets represents an effective management fee rate of 2.48% of net assets attributable to Common Shares, assuming Financial Leverage of 29.55% of the Trust’s Managed Assets (the Trust’s outstanding Financial Leverage as of September 30, 2020). The Adviser pays to the Sub-Adviser a sub-advisory fee out of the management fee received by the Adviser.

(5)	Assumes the Trust uses Financial Leverage in an amount equal to approximately 29.55% of the Trust’s Managed Assets at an annual interest rate to the Trust as of September 30, 2020 of 1.29%. The costs associated with such Financial Leverage is borne entirely by Common Shareholders.

(6)	The Trust has retained the Adviser to provide investor support services and secondary market support services in connection with the ongoing operation of the Trust. The Trust pays the Adviser a service fee, payable monthly in arrears, in an annual amount equal to 0.20% of the Trust’s average daily Managed Assets.

(7)	Expenses attributable to the Trust’s investments, if any, in other investment companies, including closed-end funds and exchange-traded funds, are currently estimated not to exceed 0.01% of net assets attributable to Common Shares.

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(8)	The “Other expenses” shown in the table and related footnotes include operating expenses of the Trust and are based upon those incurred during the Trust’s current fiscal year ended September 30, 2020.

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) total annual expenses of 4.94% of net assets attributable to Common Shares, (2) the sales load of $10 and estimated offering expenses of $10.50, and (3) a 5% annual return. The example assumes that the estimated Total Annual Expenses set forth in the Annual Expenses table are accurate and that all dividends and distributions are reinvested at NAV per Common Share. Actual expenses may be greater or less than those assumed. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

1 Year	3 Years	5 Years	10 Years
$69	$166	$263	$506

The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Trust’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example.

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CAPITALIZATION

In accordance with the terms of the Distribution Agreement, the Trust may offer and sell up to 8,000,000 Common Shares, from time to time, through the Distributor (or the Sub-Placement Agent) as the Trust’s agent for the offer and sale of Common Shares. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. The table below assumes that the Trust will sell 8,000,000 Common Shares at a price of $8.10 per Common Share (the last reported sales price of the Common Shares on the NYSE on February 1, 2021). Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $8.10 per Common Share, depending on the market price of the Common Shares at the time of any such sale. The Trust and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Trust and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Trust and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Trust and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The following table sets forth the Trust’s capitalization at September 30, 2020:

(i)	on a historical basis;

(ii)	on an as adjusted basis, as of February 1, 2021, to reflect the issuance of an aggregate of 34,875 Common Shares pursuant to the Trust’s Automatic Dividend Reinvestment Plan, and the application of the net proceeds from such issuances of Common Shares; and the issuance and sale of 1,582,138 Common Shares pursuant to a Second Amended and Restated Distribution Agreement, dated December 4, 2020, with Foreside Fund Services, LLC issued and sold after September 30, 2020, but prior to the date of this Prospectus Supplement (less the commission paid and offering expenses payable by the Trust in connection with the issuance and sale of Common Shares); and

(iii)	on an as further adjusted basis to reflect the assumed sale of 8,000,000 Common Shares at a price of $8.10 per Common Share (the last reported sales price of the Common Shares on the NYSE on February 1, 2021), in an offering under this Prospectus Supplement and the accompanying Prospectus less the assumed commission of $648,000 (representing an estimated commission paid to the Distributor of 1.00% of the gross proceeds of the sale of Common Shares in this offering) and estimated offering expenses payable by the Trust of $648,400.

	Actual	As Adjusted (unaudited)	As Further Adjusted (unaudited)
Indebtedness:
Aggregate Principal Amount of Borrowings	$ 35,650,000	$ 35,650,000	$ 35,650,000
Common Shareholder’s Equity:
Paid-in capital	113,481,577	125,558,360	189,029,960
Total distributable earnings	(28,492,472)	(28,492,472)	(28,492,472)
Net Assets	$ 84,989,105	$ 97,065,888	$ 160,537,488

S-5

USE OF PROCEEDS

Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. Assuming the sale of the 8,000,000 Common Shares available for sale under this Prospectus Supplement and the accompanying Prospectus, the net proceeds to the Trust from this offering will be approximately $63.5 million (assuming a price of $8.10 per Common Share, which was the last reported sales price of the Common Shares on the NYSE on February 1, 2021) after deducting the estimated commission and estimated offering expenses. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $8.10 per Common Share, depending on the market price of the Common Shares at the time of any such sale. The Trust and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Trust and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Trust and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Trust and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts. As a result, the actual net proceeds received by the Trust may be less than the amount of net proceeds estimated in this paragraph.

The Trust intends to invest the net proceeds of any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Trust will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in U.S. government or high grade, short-term money market instruments, which have returns substantially lower than those the Trust anticipates earning once it has fully invested the proceeds of an offering in accordance with its investment objective. The Trust may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Trust currently has no intent to issue Common Shares primarily for these purposes. A delay in the anticipated use of proceeds could lower returns and reduce the Trust’s distribution to Common Shareholders.

MARKET AND NET ASSET VALUE INFORMATION

The Trust’s currently outstanding Common Shares are, and the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the NYSE. The Common Shares commenced trading on the NYSE on September 27, 2017.

The Common Shares have traded both at a premium and at a discount to the Trust’s NAV per Common Share. Although the Common Shares recently have traded at a premium to NAV, there can be no assurance that this will continue after the offering nor that the Common Shares will not trade at a discount in the future. Shares of closed-end investment companies frequently trade at a discount to NAV. The Trust’s NAV will be reduced immediately following an offering of the Common Shares due to the costs of such offering, which will be borne entirely by the Trust. The sale of Common Shares by the Trust (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available may result in downward pressure on the market price for Common Shares. See “Risks—Market Discount Risk” in the Trust’s Annual Report, which is incorporated by reference herein.

As of February 1, 2021, 14,573,463 Common Shares were outstanding. The last reported sales price, NAV per Common Share and percentage premium to NAV per Common Share on February 1, 2021 was $8.10, $7.68 and 5.47%, respectively. The Trust cannot predict whether its Common Shares will trade in the future at a premium to or discount from NAV, or the level of any premium or discount. Shares of closed-end investment companies frequently trade at a discount from NAV.

S-6

RISKS

An investment in the Trust is subject to investment risk, including the possible loss of your entire investment. Investors should consider the specific risk factors and special considerations associated with investing in the Trust. See “Risks” beginning on page 2 of the accompanying Prospectus, and “Risks” in the Trust’s most recent Annual Report on Form N-CSR and in any of the Trust’s other filings with the SEC incorporated herein by reference for a discussion of factors you should consider carefully before deciding to invest in the Trust’s Common Shares. See “Where You Can Find More Information.”

UK Departure from EU (“Brexit”) Risk

On January 31, 2020, the United Kingdom (“UK”) officially withdrew from the European Union (“EU”) and the two sides entered into a transition phase, where the UK effectively remained in the EU from an economic perspective, but no longer had any political representation in the EU parliament. The transition period concluded on December 31, 2020, and EU law no longer applies in the UK.

On December 30, 2020, the UK and the EU signed an EU-UK Trade and Cooperation Agreement (“UK/EU Trade Agreement”), which went into effect on January 1, 2021 and sets out the foundation of the economic and legal framework for trade between the UK and the EU. As the UK/EU Trade Agreement is a new legal framework, the implementation of the UK/EU Trade Agreement may result in uncertainty in its application and periods of volatility in both the UK and wider European markets. The UK’s exit from the EU is expected to result in additional trade costs and disruptions in this trading relationship. Furthermore, there is the possibility that either party may impose tariffs on trade in the future in the event that regulatory standards between the EU and the UK diverge. The terms of the future relationship may cause continued uncertainty in the global financial markets, and adversely affect the performance of the Trust.

In addition to the effects on the Trust’s investments in European issuers, the unavoidable uncertainties and events related to Brexit could negatively affect the value and liquidity of the Trust’s other investments, increase taxes and costs of business and cause volatility in currency exchange rates and interest rates. European, UK or worldwide political, regulatory, economic or market conditions and could contribute to instability in political institutions, regulatory agencies and financial markets. Brexit could also lead to legal uncertainty and politically divergent national laws and regulations as the new relationship between the UK and EU is further defined and as the UK determines which EU laws to replace or replicate. In addition, Brexit could lead to further disintegration of the EU and related political stresses (including those related to sentiment against cross border capital movements and activities of investors like the Trust), prejudice to financial services businesses that are conducting business in the EU and which are based in the UK, legal uncertainty regarding achievement of compliance with applicable financial and commercial laws and regulations in view of the expected steps to be taken pursuant to or in contemplation of Brexit. Any of these effects of Brexit, and others that cannot be anticipated, could adversely affect the Trust’s business, results of operations and financial condition.

 Legislation and Regulation Risk

At any time after the date of this Prospectus Supplement, legislation may be enacted that could negatively affect the companies in which the Trust invests. Changing approaches to regulation may also have a negative impact companies in which the Trust invests. In addition, legislation or regulation may change the way in which the Trust is regulated. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Trust or will not impair the ability of the Trust to achieve its investment objective.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law in July 2010, has resulted in significant revisions to the U.S. financial regulatory framework. The Dodd-Frank Act covers a broad range of topics, including, among many others: a reorganization of federal financial regulators; the creation of a process designed to ensure financial system stability and the resolution of potentially insolvent financial firms; the enactment of new rules for derivatives trading; the creation of a consumer financial protection watchdog; the registration and regulation of managers of private funds; the regulation of rating agencies; and the enactment of new federal requirements for residential mortgage loans. The regulation of various types of derivative instruments pursuant to the Dodd-Frank Act may adversely affect the Trust or its counterparties.

Section 619 of the Dodd-Frank Act, commonly referred to as the “Volcker Rule,” generally prohibits, subject to certain exemptions, covered banking entities from engaging in proprietary trading or sponsoring, or acquiring or retaining an ownership interest in covered funds (which has been broadly defined in a way which could include many CLOs). On June 25, 2020, the Federal Reserve Board issued a final rule to simplify and tailor compliance requirements relating to the Volcker Rule.

S-7

Given the limitations on banking entities investing in CLOs that are covered funds, the Volcker Rule may adversely affect the market value or liquidity of CLOs. Although the Volcker Rule and the implementing rules exempt “loan securitizations” from the definition of covered fund, not all CLOs may qualify for this exemption. Accordingly, in an effort to qualify for the “loan securitization” exemption, many current CLOs have amended their transaction documents to restrict the ability of the issuer to acquire bonds and certain other securities and future CLOs may contain similar restrictions.

The staff of the SEC has, in correspondence with registered management investment companies, raised questions about the level of, and special risks associated with, investments in CLO securities. While it is not possible to predict what conclusions, if any, the staff may reach in these areas, or what recommendations, if any, the staff might make to the SEC, the imposition of limitations on investments by registered management investment companies in CLO securities could adversely impact the Trust’s ability to implement its investment strategy and/or the Trust’s ability to raise capital through public offerings, or could cause the Trust to take certain actions that may result in an adverse impact on the Trust’s financial condition and results of operations.

In October 2014, six federal agencies adopted joint final rules implementing certain credit risk retention requirements contemplated in Section 941 of the Dodd-Frank Act (the “Risk Retention Rules”). A recent court ruling has vacated the application of Risk Retention Rules to collateral managers of certain CLOs. As a result, it is possible that some collateral managers of such CLOs will decide to dispose of the interests they had retained in accordance with the Risk Retention Rules, or decide to take other action with respect to such interests that was not otherwise permitted by the Risk Retention Rules. In light of the outcome of the litigation described above, proposed legislation designed to modify the Risk Retention Rules, reports from the Department of the Treasury recommending potential modifications to the Risk Retention Rules and possible future interpretations by governmental authorities with respect to the Risk Retention Rules, the ultimate impact of the Risk Retention Rules on market generally remains uncertain.

In the EU, there has also been an increase in political and regulatory scrutiny of the securitization industry. This has resulted in a number of measures for increased regulation which are currently at various stages of implementation. CLOs issued in Europe are generally structured in compliance with the applicable EU securitization retention requirements. Such requirements may reduce the issuance of new CLOs and reduce the liquidity provided by CLOs to the leveraged loan market generally. Reduced liquidity in the loan market could reduce investment opportunities for collateral managers, which could negatively affect the return of the Trust’s investments. Any reduction in the volume and liquidity provided by CLOs to the leveraged loan market could also reduce opportunities to redeem or refinance the securities comprising a CLO in an optional redemption or refinancing and could negatively affect the ability of obligors to refinance of their collateral obligations.

Moreover, the SEC and its staff are also reportedly engaged in various initiatives and reviews that seek to improve and modernize the regulatory structure governing investment companies. These efforts appear to be focused on risk identification and controls in various areas, including embedded leverage through the use of derivatives and other trading practices, cybersecurity, liquidity, enhanced regulatory and public reporting requirements and the evaluation of systemic risks. Any new rules, guidance or regulatory initiatives resulting from these efforts could increase the Trust’s expenses and impact its returns to shareholders or, in the extreme case, impact or limit the Trust’s use of various portfolio management strategies or techniques and adversely impact the Trust.

In October 2020, the SEC adopted final rules related to the use of derivatives and certain other transactions by registered investment companies. The compliance date for such rules is expected to be in 2022. Such rules could limit the extent to which the Trust may utilize certain derivative instruments and certain types of leverage, and therefore may have an adverse impact on the ability of the Trust to achieve its investment objective.

On January 20, 2021, Mr. Joseph R. Biden was inaugurated as President of the United States. As a candidate, President Biden called for significant policy changes and the reversal of several of the prior presidential administration’s policies, including significant changes to U.S. fiscal, tax, trade, healthcare, immigration, foreign, and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Certain of these changes can, and have, been effectuated through executive order. For example, the current administration has taken steps to address the COVID-19 pandemic, rejoin the Paris climate accord of 2015, cancel the Keystone XL pipeline and change immigration enforcement priorities. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current presidential administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas.

Although the Trust cannot predict the impact, if any, of these changes to the Trust’s business, they could adversely affect the Trust’s business, financial condition, operating results and cash flows. Until the Trust knows what policy changes are made and how those changes impact the Trust’s business and the business of the Trust’s competitors over the long term, the Trust will not know if, overall, the Trust will benefit from them or be negatively affected by them. The Adviser and the Sub-Adviser intend to monitor developments and seek to manage the Trust’s portfolio in a manner consistent with achieving the Trust’s investment objectives, but there can be no assurance that they will be successful in doing so.

S-8

PLAN OF DISTRIBUTION

The Trust has entered into a Distribution Agreement, dated February 5, 2021, with Foreside Fund Services, LLC, pursuant to which the Trust may offer and sell up to 8,000,000 Common Shares, from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. The minimum price on any day at which Common Shares may be sold will not be less than the Minimum Price, which will be equal to the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor. The Trust and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Trust and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Trust and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Trust and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a Sub-Placement Agent Agreement, dated February 5, 2021, with UBS Securities LLC relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Trust may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares.

The Distributor (or the Sub-Placement Agent) will provide written confirmation to the Trust not later than the opening of the trading day on the NYSE following any trading day on which Common Shares are sold. Each confirmation will include the number of Common Shares sold on the preceding day, the net proceeds to the Trust and the compensation payable by the Trust to the Distributor in connection with the sales.

The Trust will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus.

Settlement for sales of Common Shares will occur on the second trading day following the date on which such sales are made in return for payment of the net proceeds to the Trust. There is no arrangement for funds to be deposited in escrow, trust or similar arrangement.

In connection with the sale of Common Shares on behalf of the Trust, the Distributor may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Distributor may be deemed to be underwriting commissions or discounts.

The Trust has agreed to indemnify the Distributor against certain civil liabilities, including liabilities under the Securities Act. The Distributor has agreed to indemnify the Sub-Placement Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of Common Shares pursuant to the Distribution Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject to the Distribution Agreement or (2) the termination of the Distribution Agreement. The Distribution Agreement may be terminated at any time, without the payment of any penalty, by the Trust or by the Distributor, on sixty days’ written notice to the other party.

The Common Shares may not be sold through the Distributor or the Sub-Placement Agent without delivery or deemed delivery of this Prospectus Supplement and the accompanying Prospectus describing the method and terms of the offering of the Common Shares.

The Sub-Placement Agent, its affiliates or their respective employees hold or may hold in the future, directly or indirectly, investment interests in the Trust. The interests held by the Sub-Placement Agent, its affiliates or their respective employees are not attributable to, and no investment discretion is held by, the Sub-Placement Agent, its affiliates or their respective affiliates.

The principal business address of Foreside Fund Services, LLC is Three Canal Plaza, Suite 100, Portland, Maine 04101. The principal business address of UBS Securities LLC is 1285 Avenue of the Americas, New York, New York 10019.

S-9

PROSPECTUS

$200,000,000

XAI Octagon Floating Rate & Alternative Income Term Trust

Common Shares

Preferred Shares

Subscription Rights for Common Shares

Subscription Rights for Preferred Shares

The Trust. XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company.

Investment Objective. The investment objective of the Trust is to seek attractive total return with an emphasis on income generation across multiple stages of the credit cycle. There can be no assurance that the Trust will achieve its investment objective, and you could lose some or all of your investment.

Investment Strategy. The Trust seeks to achieve its investment objective by investing in a dynamically managed portfolio of opportunities primarily within the private credit markets. Under normal market conditions, the Trust will invest at least 80% of its Managed Assets (as defined in this Prospectus) in floating rate credit instruments and other structured credit investments. “Managed Assets” means the total assets of the Trust, including assets attributable to the Trust’s use of leverage, minus the sum of its accrued liabilities (other than liabilities incurred for the purpose of creating leverage).

Portfolio Contents. The Trust’s investments may include (i) structured credit investments, including collateralized loan obligation (“CLO”) debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds; (iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments. The Trust currently intends to pursue its investment objective by investing primarily in below investment grade credit instruments, but may invest without limitation in investment grade credit instruments. Below investment grade credit instruments are often referred to as “high yield” securities or “junk bonds.” Below investment grade credit instruments are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. The Trust may invest without limitation in credit instruments that are illiquid.

Offering. The Trust may offer, from time to time, up to $200,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.01 per share (“Common Shares”), preferred shares (“Preferred Shares”), subscription rights to purchase Common Shares (“Common Rights”) and/or subscription rights to purchase Preferred Shares (“Preferred Rights” and together Common Rights, “Rights,” and collectively with the Common Shares and Preferred Shares, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Trust may offer Securities (1) directly to one or more purchasers, (2) through agents that the Trust may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Trust and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Trust may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

Investing in the Trust’s Securities involves certain risks. Shares of closed-end funds listed for trading on a securities exchange frequently trade at a discount from net asset value. An investment in the Trust is subject to investment risk, including the possible loss of the entire principal amount that you invest. The Trust utilizes leverage, which is subject to numerous risks. See “Risks” beginning on page 2 of this Prospectus and “Risks” in the Trust’s most recent Annual Report on Form N-CSR and in any of our other filings with the Securities and Exchange Commission (“SEC”) incorporated herein by reference. You should carefully consider these risks together with all of the other information contained in this Prospectus before making a decision to purchase the Trust’s Securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated  February 2, 2021

Adviser and Sub-Adviser. XA Investments LLC (“XAI” or the “Adviser”) serves as the investment adviser to the Trust and is responsible for overseeing the Trust’s overall investment strategy and its implementation. Octagon Credit Investors, LLC (“Octagon” or the “Sub-Adviser”) serves as the investment sub-adviser of the Trust and is responsible for investing the Trust’s assets. The Trust has also retained the Adviser to provide investor support services and secondary market services in connection with the ongoing operation of the Trust.

Common Shares. The Trust’s outstanding Common Shares are, and the Common Shares offered by this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the symbol “XFLT.” As of January 28, 2021, the net asset value of the Trust’s Common Shares was $7.66 per Common Share and the last reported sale price for the Trust’s Common Shares on the NYSE was $7.93 per Common Share, representing a premium to net asset value of 3.52%. See “Market and Net Asset Value Information” in the Annual Report for the fiscal year ended September 30, 2020 (together with any updates thereto in subsequent periodic filings) (the “Annual Report”).

Distributions. The Trust intends to pay substantially all of its net investment income, if any, to shareholders through periodic distributions and to distribute any net realized long-term capital gains to shareholders at least annually. The Trust intends to pay monthly distributions to common shareholders. However, there is no assurance the Trust will pay regular monthly distributions or that it will do so at a particular rate. Distributions may be paid by the Trust from any permitted source and, from time to time, all or a portion of a distribution may be a return of capital.

Leverage. The Trust utilizes leverage to seek to enhance total return and income. The Trust may use leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) the issuance of Preferred Shares and/or (iii) reverse repurchase agreements, securities lending, short sales or derivatives, such as swaps, futures or forward contracts, that have the effect of leverage (“portfolio leverage”). The Trust will not utilize leverage, either through Indebtedness, Preferred Shares or portfolio leverage, in an aggregate amount in excess of 40% of the Trust’s Managed Assets (including the proceeds of leverage). The Trust has entered into a credit agreement, as amended from time to time through the date hereof, with a financial institution pursuant to which the Trust may borrow up to $55,000,000. As of September 30, 2020, outstanding borrowings under the credit agreement were approximately $35.65 million, which represented approximately 29.55% of the Trust’s Managed Assets. The use of leverage is a speculative technique that involves special risks. There can be no assurance that the Trust’s leveraging strategy will be successful. See “Use of Leverage” and “Risks—Leverage Risk” in the Trust’s Annual Report.

Limited Term. The Trust will terminate on or before December 31, 2029 (the “Termination Date”); provided that if the Board of Trustees believes that under then-current market conditions it is in the best interests of the Trust to do so, the Trust may extend the Termination Date (i) once for up to one year (i.e., up to December 31, 2030), and (ii) once for up to an additional six months (i.e., up to June 30, 2031), in each case upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In addition, as of a date within twelve months preceding the Termination Date, the Board of Trustees may cause the Trust to conduct a tender offer to purchase 100% of the then outstanding Common Shares of the Trust at a price equal to the net asset value per Common Share on the expiration date of the tender offer (an “Eligible Tender Offer”). Following the completion of an Eligible Tender Offer, the Board of Trustees may eliminate the Termination Date upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In making a decision to eliminate the Termination Date and provide for the Trust’s perpetual existence, the Board of Trustees will take such actions with respect to the continued operations of the Trust as it deems to be in the best interests of the Trust, based on market conditions at such time, the extent of Common Shareholder participation in the Eligible Tender Offer and all other factors deemed relevant by the Board of Trustees in consultation with the Adviser and Sub-Adviser. The Trust should not be confused with a so called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as the fund’s target date, often associated with retirement, approaches, and does not typically terminate on the target date. In addition, the Trust should not be confused with a “target term” fund whose investment objective is to return the fund’s original net asset value on the termination date. The Trust’s investment objective and policies are not designed to seek to return to investors their initial investment on the Termination Date or in an Eligible Tender Offer. Investors may receive more or less than their original investment upon termination or in an Eligible Tender Offer. See “Risks—Limited Term Risk” in the Annual Report.

You should read this Prospectus and the documents incorporated herein by reference, which contain important information about the Trust that you should know before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated February 2, 2021, containing additional information about the Trust, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus.

The Trust’s Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

As permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on the Fund’s website (www.xainvestments.com/XFLT), and you will be notified by mail each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you own these shares through a financial intermediary, such as a broker-dealer or bank, you may contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. If you invest directly with the Fund, you can inform the Fund that you wish to continue receiving paper copies of your shareholder reports by calling (888) 903-3358. Your election to receive reports in paper will apply to all funds held with the fund complex if you invest directly with the Fund or to all funds held in your account if you invest through your financial intermediary.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form N-2 that the Trust filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the Trust may offer, from time to time, up to $200,000,000 aggregate initial offering price of Securities in one or more offerings in amounts, at prices and on terms set forth in one or more Prospectus Supplements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should carefully read this Prospectus and any accompanying Prospectus Supplement, together with the additional information described under the heading “Where You Can Find More Information.”

This Prospectus, any accompanying Prospectus Supplement and the Statement of Additional Information, contain (or will contain) or incorporate (or will incorporate) by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Trust’s plans, strategies, and goals and the Trust’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Trust, based on currently available information. In this Prospectus and any accompanying Prospectus Supplement, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. By their nature, all forward looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by any forward looking statements. Although the Trust believes that the expectations expressed in these forward looking statements are (or will be) reasonable, actual results could differ materially from those projected or assumed in these forward looking statements. The Trust’s future financial condition and results of operations, as well as any forward looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” sections of this Prospectus and the Trust’s most recent Annual Report, which describe certain currently known risk factors that could cause actual results to differ materially from the Trust’s expectations, and, if applicable, additional risk considerations described in an accompanying Prospectus Supplement. The Trust urges you to review carefully that section for a more detailed discussion of the risks associated with an investment in the Trust’s securities. All forward looking statements contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement are made as of the date of this Prospectus and any accompanying Prospectus Supplement. The Trust does not intend, and undertakes no obligation, to update any forward looking statement. The Trust is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933.

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. The Trust has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus and any accompanying Prospectus Supplement is accurate as of any date other than the date of this Prospectus and any accompanying Prospectus Supplement. The Trust’s business, financial condition and results of operations may have changed since that date. The Trust will amend this Prospectus and any accompanying Prospectus Supplement if, during the period that this Prospectus and any accompanying Prospectus Supplement is required to be delivered, there are any subsequent material changes.

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WHERE YOU CAN FIND MORE INFORMATION

The Trust is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the 1940 Act and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Trust with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Trust, that file electronically with the SEC

This Prospectus constitutes part of a Registration Statement filed by the Trust with the SEC under the Securities Act, and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Trust will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus or any accompanying Prospectus Supplement. You may request such information by calling (888) 903-3358 or by writing to XA Investments at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of the Trust’s Prospectus, Statement of Additional Information and any incorporated information will also be available from the Trust’s website at www.xainvestments.com. Information contained on the trust’s website is not incorporated by reference into this Prospectus or any Prospectus Supplement and should not be considered to be part of this Prospectus or any Prospectus Supplement.

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that the Trust has filed with the SEC. The Trust is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Trust files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●	the Trust’s Statement of Additional Information, dated February 2, 2021, filed with this Prospectus (“SAI”);

●	the Trust’s Annual Report on Form N-CSR for the fiscal year ended September 30, 2020, filed with the SEC on December 2, 2020 (“Annual Report”);

●	the Trust’s definitive proxy statement on Schedule 14A for our 2020 annual meeting of shareholders, filed with the SEC on April 8, 2020 (“Proxy Statement”); and

●	the Trust’s description of common shares contained in our Registration Statement on Form 8-A (File No. 001-38216) filed with the SEC on September 22, 2017.

To obtain copies of these filings, see “Where You Can Find More Information.”

ii

THE TRUST

XAI Octagon Floating Rate & Alternative Income Term Trust is a diversified, closed-end management investment company registered under the 1940 Act. The Trust was organized as a statutory trust on April 4, 2017, pursuant to a Certificate of Trust, and is governed by the laws of the State of Delaware. The Trust commenced operations on September 27, 2017. The Trust’s principal office is located at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, and its telephone number is (888) 903-3358.

XA Investments LLC serves as the Trust’s investment adviser and is responsible for the management of the Trust. Octagon Credit Investors, LLC serves as the Trust’s investment sub-adviser and is responsible for the management of the Trust’s portfolio of securities.

SUMMARY OF TRUST EXPENSES

The information contained under the heading “Fees and Expenses” in the Trust’s Annual Report is incorporated herein by reference.

FINANCIAL HIGHLIGHTS

The financial highlights as of and for the fiscal years ended 2018, 2019 and 2020 and for the period September 27, 2017 (Commencement of Operations) to September 30, 2017 have been audited by KPMG LLP, independent registered public accounting firm for the Trust, whose report on the financial statements and financial highlights, together with the financial statements and financial highlights of the Trust, are included in the Trust’s Annual Report for the fiscal year ended September 30, 2020 and are incorporated by reference.

SENIOR SECURITIES

The information contained under the heading “Notes to Financial Statements—10. Senior Securities” in the Trust’s Annual Report is incorporated herein by reference.

USE OF PROCEEDS

The Trust registered $200,000,000 aggregate initial offering price of Securities pursuant to the registration statement of which this Prospectus is a part. Unless otherwise specified in a Prospectus Supplement, the Trust intends to invest the net proceeds of an offering of Securities in accordance with its investment objective and policies as stated in this Prospectus. It is currently anticipated that the Trust will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Pending the full investment of the proceeds of an offering, it is anticipated that all or a portion of the proceeds will be invested in U.S. Government securities or high grade, short-term money market instruments, which have returns substantially lower than those the Trust anticipates earning once it has fully invested the proceeds of an offering in accordance with its investment objective. A delay in the anticipated use of proceeds could lower returns and reduce the Trust’s distribution to holders of Common Shares (“Common Shareholders”).

MARKET AND NET ASSET VALUE INFORMATION

The information contained under the heading “Market and Net Asset Value Information” in the Trust’s Annual Report is incorporated herein by reference.

INVESTMENT OBJECTIVE AND POLICIES

The information contained under the following headings in the Trust’s Annual Report are incorporated herein by reference: “Investment Objective and Policies—Investment Objective”; “Investment Objective and Policies—Investment Strategy”; and “Investment Objective and Policies—Investment Philosophy and Process.”

THE TRUST’S INVESTMENTS

The information contained under the heading “Investment Objective and Policies—The Trust’s Investments” in the Trust’s Annual Report is incorporated herein by reference.

USE OF LEVERAGE

The information contained under the heading “Use of Leverage” in the Trust’s Annual Report is incorporated herein by reference.

RISKS

The information contained under the heading “Risks” in the Trust’s Annual Report is incorporated herein by reference. Investors should consider the specific risk factors and special considerations associated with investing in the Trust. An investment in the Trust is subject to investment risk, including the possible loss of your entire investment. A Prospectus Supplement relating to an offering of the Trust’s securities may identify additional risk associated with such offering.

MANAGEMENT OF THE TRUST

The information contained under the heading “Management of the Trust” in the Trust’s Annual Report is incorporated herein by reference.

NET ASSET VALUE

The information contained under the heading “Net Asset Value” in the Trust’s Annual Report is incorporated herein by reference.

DISTRIBUTIONS

The information contained under the heading “Distributions” in the Trust’s Annual Report is incorporated herein by reference.

DIVIDEND REINVESTMENT PLAN

The information contained under the heading “Dividend Reinvestment Plan” in the Trust’s Annual Report is incorporated herein by reference.

LIMITED TERM AND ELIGIBLE TENDER OFFER

The information contained under the heading “Limited Term and Eligible Tender Offer” in the Trust’s Annual Report is incorporated herein by reference.

DESCRIPTION OF CAPITAL STRUCTURE

The Trust is an unincorporated statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust, dated as of April 4, 2017. The following is a brief description of the terms of the Common Shares, Indebtedness and Preferred Shares which may be issued by the Trust. This description does not purport to be complete and is qualified by reference to the Trust’s Certificate of Trust, Agreement and Declaration of Trust (the “Declaration of Trust”) and By-Laws (collectively, the “Governing Documents”).

Common Shares

Pursuant to the Declaration of Trust, the Trust is authorized to issue an unlimited number of Common Shares of beneficial interest, par value $0.01 per share. Each Common Share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. All Common Shares are equal as to dividends, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Trust will send annual and semi-annual reports, including the financial statements and financial highlights, to all holders of its shares.

Any additional offerings of Common Shares will require approval by the Board of Trustees. Any additional offering of Common Shares will be subject to the requirements of the 1940 Act, which provides that shares may not be issued at a price below the then current net asset value, exclusive of sales load, except in connection with an offering to existing Common Shareholders or with the consent of a majority of the Trust’s outstanding voting securities.

The Trust’s currently outstanding Common Shares are, and Common Shares offered by this Prospectus will be, listed on the NYSE under the symbol “XFLT.”

The Trust’s net asset value per Common Share generally increases and decreases based on the market value of the Trust’s securities. Net asset value per Common Share will be reduced immediately following an offering of Common Shares by the amount of the sales load and offering expenses paid by the Trust. See “Use of Proceeds.”

The Trust will not issue certificates for Common Shares.

Issuance of Additional Common Shares. The provisions of the 1940 Act, including Section 23(b) of the 1940 Act, generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering), except, in pertinent part, (i) with the consent of a majority of its common shareholders; or (ii) in connection with an offering to the holders of one or more classes of its capital stock.

The Trust may, from time to time, seek the consent of Common Shareholders to permit the issuance and sale by the Trust of Common Shares at a price below the Trust’s then-current net asset value, subject to certain conditions. If such consent is obtained, the Trust may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at price below net asset value in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of Common Shareholders obtained by the Trust and the applicable conditions imposed on the issuance and sale by the Trust of Common Shares at a price below net asset value will be disclosed in the Prospectus Supplement relating to any such offering of Common Shares at a price below net asset value. Until such consent of Common Shareholders, if any, is obtained, the Trust may not sell Common Shares at a price below net asset value. Because the Trust’s advisory fee is based upon average Managed Assets, the Adviser’s interest in recommending the issuance and sale of Common Shares at a price below net asset value may conflict with the interests of the Trust and its Common Shareholders.

The Trust may also issue and sell Common Shares at a price below the Trust’s then-current net asset value in connection with an offering to the holders of its Common Shares pursuant to the issuance of subscription rights. See “Description of Subscription Rights.”

Preferred Shares

The Trust’s Governing Documents provide that the Board of Trustees may authorize and issue Preferred Shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without prior approval of the holders of the Common Shares.

Common Shareholders have no preemptive right to purchase any Preferred Shares that might be issued. Any such Preferred Share offering would be subject to the limits imposed by the 1940 Act. Any Preferred Shares issued by the Trust would have special voting rights and a liquidation preference over the Common Shares. Issuance of Preferred Shares would constitute leverage and would entail special risks to the Common Shareholders.

Under the 1940 Act, the Trust may not issue Preferred Shares unless, immediately after such issuance, it has an “asset coverage” of at least 200% of the liquidation value of the outstanding Preferred Shares (i.e., such liquidation value may not exceed 50% of the value of the Trust’s total assets). For these purposes, “asset coverage” means the ratio of (i) total assets less all liabilities and indebtedness not represented by “senior securities” to (ii) the amount of “senior securities representing indebtedness” plus the “involuntary liquidation preference” of the Preferred Shares. “Senior security” generally means any bond, note, or similar security evidencing indebtedness and any class of shares having priority over any other class as to distribution of assets or payment of dividends. “Senior security representing indebtedness” means any “senior security” other than equity shares. The “involuntary liquidation preference” of the Preferred Shares is the amount that holders of Preferred Shares would be entitled to receive in the event of an involuntary liquidation of the Trust in preference to the Common Shares.

In addition, the Trust is not permitted to declare any dividend (except a dividend payable in Common Shares), or to declare any other distribution on the Common Shares, or to purchase any Common Shares, unless the Preferred Shares have at the time of the declaration of any such dividend or other distribution, or at the time of any such purchase of Common Shares, an asset coverage of at least 200% after deducting the amount of such dividend, distribution or purchase price. If Preferred Shares are issued, the Trust intends, to the extent possible, to purchase or redeem Preferred Shares from time to time to the extent necessary to maintain asset coverage of any Preferred Shares of at least 200%.

If Preferred Shares are outstanding, two of the Trust’s Trustees will be elected by the holders of Preferred Shares, voting separately as a class. The remaining Trustees of the Trust will be elected by Common Shareholders and Preferred Shares voting together as a single class. In the unlikely event the Trust failed to pay dividends on Preferred Shares for two years, Preferred Shares would be entitled to elect a majority of the Trustees of the Trust.

The Trust may be subject to certain restrictions imposed by guidelines of one or more rating agencies that may issue ratings for Preferred Shares issued by the Trust. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Trust by the 1940 Act.

Indebtedness

The Trust’s Declaration of Trust provides that the Board of Trustees may authorize the borrowing of money by the Trust, without the approval of the holders of the Common Shares. The Trust may issue notes or other evidences of indebtedness (including bank borrowings or commercial paper) and may secure any such borrowings by mortgaging, pledging or otherwise subjecting the Trust’s assets as security.

Under the 1940 Act, the Trust may not incur Indebtedness if, immediately after incurring such Indebtedness, the Trust would have an asset coverage (as defined in the 1940 Act) of less than 300% (i.e., the value of the Trust’s total assets less liabilities other than the principal amount represented by Indebtedness must be at least 300% of the principal amount represented by Indebtedness at the time of issuance). In addition, the Trust generally is not permitted to declare any cash dividend or other distribution on the Common Shares unless, at the time of such declaration and after deducting the amount of such dividend or other distribution, the Trust maintains asset coverage of 300%. However, the foregoing restriction does not apply with respect to certain types of Indebtedness of the Trust, including a line of credit or other privately arranged borrowings from a financial institution. If the Trust utilizes Indebtedness, the Trust intends, to the extent possible, to prepay all or a portion of the principal amount of any outstanding Indebtedness to the extent necessary to maintain the required asset coverage. The Trust may also utilize Indebtedness in excess of such limit for temporary purposes such as the settlement of transactions.

The terms of any such Indebtedness may require the Trust to pay a fee to maintain a line of credit, such as a commitment fee, or to maintain minimum average balances with a lender. Any such requirements would increase the cost of such Indebtedness over the stated interest rate. Such lenders would have the right to receive interest on and repayment of principal of any such Indebtedness, which right will be senior to those of the Common Shareholders. Any such Indebtedness may contain provisions limiting certain activities of the Trust, including the payment of dividends to Common Shareholders in certain circumstances. Any Indebtedness will likely be ranked senior or equal to all other existing and future Indebtedness of the Trust. If the Trust utilizes Indebtedness, the Common Shareholders will bear the offering costs of the issuance of any Indebtedness.

Certain types of Indebtedness subject the Trust to covenants in credit agreements relating to asset coverage and portfolio composition requirements. Certain Indebtedness issued by the Trust also may subject the Trust to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for such Indebtedness. Such guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. It is not anticipated that these covenants or guidelines will impede the Adviser from managing the Trust’s portfolio in accordance with the Trust’s investment objective and policies.

The 1940 Act grants to the lenders to the Trust, under certain circumstances, certain voting rights in the event of default in the payment of interest on or repayment of principal. Failure to maintain certain asset coverage requirements could result in an event of default and entitle the debt holders to elect a majority of the Board of Trustees.

See “Use of Leverage—Indebtedness.”

Capitalization

The following information regarding the Trust’s authorized shares is as of September 30, 2020:

Title of Class	Amount Authorized	Amount Held by Trust for its own Account	Amount Outstanding Exclusive of Amounts held by Trust
Common Shares of Beneficial Interest	Unlimited	None	12,956,451

DESCRIPTION OF PREFERRED SHARES

The Trust’s Governing Documents provide that the Board of Trustees may authorize and issue Preferred Shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without prior approval of the holders of the Common Shares.

Under the 1940 Act, the Trust may not issue Preferred Shares unless, immediately after such issuance, it has an “asset coverage” of at least 200% of the liquidation value of the outstanding Preferred Shares (i.e., such liquidation value may not exceed 50% of the value of the Trust’s total assets). For these purposes, “asset coverage” means the ratio of (i) total assets less all liabilities and indebtedness not represented by “senior securities” to (ii) the amount of “senior securities representing indebtedness” plus the “involuntary liquidation preference” of the Preferred Shares. “Senior security” generally means any bond, note, or similar security evidencing indebtedness and any class of shares having priority over any other class as to distribution of assets or payment of dividends. “Senior security representing indebtedness” means any “senior security” other than equity shares. The “involuntary liquidation preference” of the Preferred Shares is the amount that holders of Preferred Shares would be entitled to receive in the event of an involuntary liquidation of the Trust in preference to the Common Shares.

If Preferred Shares are outstanding, two of the Trust’s Trustees will be elected by the holders of Preferred Shares, voting separately as a class. The remaining Trustees of the Trust will be elected by Common Shareholders and Preferred Shares voting together as a single class. In the unlikely event the Trust failed to pay dividends on Preferred Shares for two years, Preferred Shares would be entitled to elect a majority of the Trustees of the Trust.

For any series of Preferred Shares issued by the Trust, our Board of Trustees will determine and the Prospectus Supplement relating to such issuance, which will accompany this Prospectus, will describe:

●	the designation and number of Preferred Shares of such series;

●	the rate and time at which, and the preferences and conditions under which, any dividends will be paid on Preferred Shares of such series, the cumulative nature of such dividends and whether such dividends have any participating feature;

●	any provisions relating to convertibility or exchangeability of the Preferred Shares of such series, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or the Trust, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying securities;

●	the rights and preferences, if any, of holders of Preferred Shares of such series upon our liquidation, dissolution or winding up of our affairs;

●	the voting powers of the holders of Preferred Shares of such series;

●	any provisions relating to the redemption of the Preferred Shares of such series;

●	any limitations on the Trust’s ability to pay dividends or make distributions on, or acquire or redeem, other securities while Preferred Shares of such series are outstanding;

●	any conditions or restrictions on the Trust’s ability to issue additional Preferred Shares of such series or other securities while Preferred Shares of such series are outstanding;

●	if applicable, a discussion of certain U.S. Federal income tax considerations; and

●	any other relative power, preferences and participating, optional or special rights of Preferred Shares of such series, and the qualifications, limitations or restrictions thereof.

All Preferred Shares that the Trust may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by the Board of Trustees, and all shares of each series of Preferred Shares will be identical and of equal rank except as to the dates from which cumulative dividends thereon will be cumulative. Preferred Share investors should read the applicable accompanying prospectus supplement, as well as the statement of preferences that contains the terms of the applicable series of preferred stock.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The Trust may issue subscription rights to holders of (i) Common Shares to purchase Common Shares and/or Preferred Shares or (ii) Preferred Shares to purchase Preferred Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of Common Shares and/or Preferred Shares, the Trust would distribute certificates evidencing the subscription rights and a Prospectus Supplement to our common or preferred shareholders as of the record date that we set for determining the shareholders eligible to receive subscription rights in such subscription rights offering. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the subscription rights agreement relating to such subscription rights and described in the Prospectus Supplement.

The Trust generally may not issue and sell Common Shares at a public offering price (less underwriting commissions and discounts) less than the net asset value of the Trust’s Common Shares (calculated within 48 hours of the pricing of such offering). However, pursuant to Section 23(b) of the 1940 Act, the Trust may issue and sell Common Shares at a public offering price less than the net asset value of the Trust’s Common Shares in connection with the issuance of subscription rights to holders of Common Shares to purchase additional Common Shares. See “Description of Capital Structure.”

The applicable Prospectus Supplement, which would accompany this Prospectus, would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

●	the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

●	the title of such subscription rights;

●	the exercise price for such subscription rights (or method of calculation thereof);

●	the number of such subscription rights issued in respect of each share;

●	the number of rights required to purchase a single share;

●	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

●	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

●	any termination right the Trust may have in connection with such subscription rights offering;

●	the expected trading market, if any, for rights; and

●	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Right

Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement, the Trust would issue, as soon as practicable, the shares purchased as a result of such exercise. To the extent permissible under applicable law, the Trust may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

Transferable Rights Offering

Subscription rights issued by the Trust may be transferrable. The distribution to shareholders of transferable rights, which may themselves have intrinsic value, also will afford non-participating shareholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the rights offering. In a transferrable rights offering, management of the Trust will use its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights. However, there can be no assurance that a market for transferable rights will develop or, if such a market does develop, what the price of the transferable rights will be. In a transferrable rights offering to purchase Common Shares at a price below net asset value, the subscription ratio will not be less than 1-for-3, that is the holders of Common Shares of record on the record date of the rights offering will receive one right for each outstanding Common Share owned on the record date and the rights will entitle their holders to purchase one new Common Share for every three rights held (provided that any Common Shareholder who owns fewer than three Common Shares as of the record date may subscribe for one full Common Share). Assuming the exercise of all rights, such a rights offering would result in an approximately 33 1 / 3% increase in the Fund’s Common Shares outstanding.

ANTI-TAKEOVER PROVISIONS IN THE TRUST’S GOVERNING DOCUMENTS

The Trust presently has provisions in its Governing Documents which could have the effect of limiting, in each case, (i) the ability of other entities or persons to acquire control of the Trust, (ii) the Trust’s freedom to engage in certain transactions or (iii) the ability of the Trust’s Board of Trustees or shareholders to amend the Governing Documents or effectuate changes in the Trust’s management. These provisions of the Governing Documents of the Trust may be regarded as “anti-takeover” provisions. The Board of Trustees is divided into three classes, with the terms of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of Trustees is elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. A Trustee may be removed from office by the action of 80% of the remaining Trustees or a majority of the remaining Trustees followed by a vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective Trustee.

The Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Trust, voting separately as a class or series, to approve, adopt or authorize certain transactions with 5% or greater holders of a class or series of shares and their associates, unless the transaction has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust shall be required. For purposes of these provisions, a 5% or greater holder of a class or series of shares (a “Principal Shareholder”) refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of any class or series of shares of beneficial interest of the Trust.

The 5% holder transactions subject to these special approval requirements are:

●	the merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder;

●	the issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan);

●	the sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; or

●	the sale, lease or exchange to the Trust or any subsidiary of the Trust, in exchange for securities of the Trust, of any assets of any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

At any time prior to the earlier of (i) the Termination Date or (ii) the date of an amendment to the limited term provisions of the Declaration of Trust that causes the Trust to have perpetual existence, the Trust may be liquidated only upon approval of not less than eighty percent (80%) of the Trustees. At any time after the date of an amendment to Section to the limited term provisions of the Declaration of Trust that causes the Trust to have perpetual existence, the Trust may be dissolved only upon the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Trust, voting separately as a class or series, unless such liquidation has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust shall be required.

For the purposes of calculating “a majority of the outstanding voting securities” under the Declaration of Trust, each class and series of the Trust shall vote together as a single class, except to the extent required by the 1940 Act or the Declaration of Trust with respect to any class or series of shares. If a separate vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required. A “majority of the outstanding voting securities” means the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities.

The Board of Trustees has determined that provisions with respect to the Board and shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, are in the best interest of shareholders generally. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions. See “Additional Information.”

Closed-End Fund Structure

Closed-end funds differ from open-end management investment companies (commonly referred to as “mutual funds”) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at net asset value at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objective and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in their ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds listed for trading on a securities exchange frequently trade at a discount from net asset value, but in some cases trade at a premium. The market price may be affected by trading volume of the shares, general market and economic conditions and other factors beyond the control of the closed-end fund. The foregoing factors may result in the market price of the Common Shares being greater than, less than or equal to net asset value. The Board of Trustees has reviewed the structure of the Trust in light of its investment objective and policies and has determined that the closed-end structure is in the best interests of the shareholders. Investors should assume, therefore, that it is unlikely that the Board of Trustees would vote to convert the Trust to an open-end management investment company.

Repurchase of Common Shares

The Board of Trustees will review periodically the trading range and activity of the Trust’s shares with respect to its net asset value and the Board of Trustees may take certain actions to seek to reduce or eliminate any such discount. Such actions may include open market repurchases or tender offers for the Common Shares at net asset value. There can be no assurance that the Board of Trustees will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Shares trading at a price equal to or close to net asset value per Common Share.

Conversion to Open-End Fund

To convert the Trust to an open-end management investment company, the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Trust, voting separately as a class or series, unless such action has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust shall be required. The foregoing vote would satisfy a separate requirement in the 1940 Act that any conversion of the Trust to an open-end management investment company be approved by the shareholders. If approved in the foregoing manner, conversion of the Trust to an open-end management investment company could not occur until 90 days after the shareholders’ meeting at which such conversion was approved and would require at least 30 days’ prior notice to all shareholders.

In the event of conversion, the Common Shares would cease to be listed on the NYSE or other national securities exchange or market system. If the Trust were converted to an open-end management investment company, it is likely that new Common Shares would be sold at net asset value plus a sales load. Shareholders of an open-end management investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of a redemption. In the event of conversion, the Trust would expect to pay all such redemption requests in cash, but would intend to reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors could incur brokerage costs in converting such securities to cash.

The Board of Trustees has reviewed the structure of the Trust in light of its investment objective and policies and has determined that the closed-end structure is in the best interests of the shareholders. Any conversion to an open-end management investment company would require material changes to the Trust’s investment strategy, including with respect to the use of leverage and investment in illiquid securities, which may adversely impact the Trust’s ability to achieve its investment objective. Investors should assume, therefore, that it is unlikely that the Board of Trustees would vote to convert the Trust to an open-end management investment company.

TAX MATTERS

The following is a summary of certain U.S. federal income tax considerations generally applicable to the Trust and U.S. Shareholders (as defined below) and Non-U.S. Shareholders (as defined below) that acquire Common Shares or Preferred Shares (collectively, the “Shareholders” that acquire “Shares”) and that hold such Shares as capital assets within the meaning of the Code (generally, property held for investment). A more complete discussion of the tax rules applicable to the Trust and its Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. This summary does not discuss the consequences of an investment in the Common Rights or the Preferred Rights. The tax consequences of such an investment will be discussed in a relevant prospectus supplement. The discussion is based upon the Code, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not address all of the potential U.S. federal income tax consequences that may be applicable to the Trust or to all categories of investors, some of which may be subject to special tax rules. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. This summary of U.S. federal income tax consequences is for general information only. Prospective investors should consult their tax advisors as to the U.S. federal income tax consequences of acquiring, holding and disposing of Shares, as well as the effects of state, local and non-U.S. tax laws.

For purposes of this summary, the term “U.S. Shareholder” means a beneficial owner of Shares that, for U.S. federal income tax purposes, is one of the following:

1.	an individual who is a citizen or resident of the United States;

2.	a corporation or other entity taxable as a corporation created in or organized under the laws of the United States, any state thereof or the District of Columbia;

3.	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

4.	a trust (x) if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold Shares should consult their tax advisors.

Taxation of the Trust

The Trust has elected to be treated, and intends to qualify annually, as a RIC under Subchapter M of the Code. Accordingly, the Trust must, among other things, meet certain income, asset diversification and distribution requirements:

(i)	The Trust must derive in each taxable year at least 90% of its gross income from the following sources: (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies; and (b) net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code). Generally, a qualified publicly traded partnership includes a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof) and that derives less than 90% of its gross income from the items described in (a) above.

(ii)	The Trust must diversify its holdings so that, at the end of each quarter of each taxable year, (a) at least 50% of the market value of the Trust’s total assets is represented by cash and cash items, including receivables, U.S. Government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Trust’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the market value of the Trust’s total assets is invested in the securities (other than U.S. Government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Trust controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more “qualified publicly traded partnerships” (as defined in the Code).

As long as the Trust qualifies as a RIC, the Trust generally will not be subject to U.S. federal income tax on income and gains that the Trust distributes to its Shareholders, provided that it distributes each taxable year at least 90% of the sum of (i) the Trust’s investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gain over net long-term capital loss, and other taxable income, other than any net capital gain (defined below), reduced by deductible expenses) determined without regard to the deduction for dividends paid and (ii) the Trust’s net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions) (the “Annual Distribution Requirement”). The Trust intends to distribute substantially all of such income each year. The Trust will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its Shareholders.

The Trust will either distribute or retain for reinvestment all or part of its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). If any such gain is retained, the Trust will be subject to a corporate income tax (currently at a maximum rate of 21%) on such retained amount. In that event, the Trust expects to report the retained amount as undistributed capital gain in a notice to its Shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Trust against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its Shares by the amount of undistributed capital gain included in such Shareholder’s gross income net of the tax deemed paid by such Shareholder under clause (ii).

The Code imposes a 4% nondeductible excise tax on the Trust to the extent the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Trust’s fiscal year) (the “Excise Tax Avoidance Requirement”). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Trust will be deemed to have distributed any income on which it paid U.S. federal income tax in the taxable year ending within the calendar year. While the Trust intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Trust’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Trust will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.

If for any taxable year the Trust does not qualify as a RIC, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to Shareholders, and such distributions will be taxable to the Shareholders as ordinary dividends to the extent of the Trust’s current and accumulated earnings and profits. Such dividends, however, would be eligible (i) to be treated as qualified dividend income in the case of non-corporate U.S. Shareholders and (ii) for the dividends-received deduction in the case of U.S. Shareholders taxed as corporations, in each case provided that certain holding period and other requirements are met. The Trust could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC. The remainder of this discussion assumes that the Trust qualifies as a RIC.

Taxation of the Trust’s Investments

Certain of the Trust’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or “qualified dividend income” into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Trust to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to Shareholders. The Trust intends to structure and monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Trust as a RIC (which may adversely affect the net after-tax return to the Trust).

If the Trust acquires shares in a “passive foreign investment company” (a “PFIC”), the Trust may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Trust to Shareholders. Additional charges in the nature of interest may be imposed on the Trust in respect of deferred taxes arising from such distributions or gains. If the Trust invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” (a “QEF”) under the Code, in lieu of the foregoing requirements, the Trust will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to the Trust. The Trust’s ability to make this election will depend on factors beyond the Trust’s control. Alternatively, the Trust can elect to mark to market at the end of each taxable year the Trust’s shares in a PFIC; in this case, the Trust will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Under either election, the Trust may be required to recognize in a year income in excess of the Trust’s distributions from PFICs and the Trust’s proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% excise tax.

If the Trust holds directly or indirectly 10% or more of the shares in a foreign corporation that is treated as a “controlled foreign corporation” (a “CFC”), the Trust may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to the Trust’s pro rata share of the corporation’s income for the taxable year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. shareholders. A U.S. shareholder, for this purpose, is any U.S. person that possesses (directly, indirectly or by attribution) 10% or more of the combined voting power or value of all classes of shares of a corporation. If the Trust is treated as receiving a deemed distribution from a CFC, the Trust will be required to include such distribution in its investment company taxable income regardless of whether the Trust receives any actual distributions from such CFC, and the Trust must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.

Taxation of U.S. Shareholders

The Trust expects to take the position that under present law any Preferred Shares that it issues will constitute equity rather than debt of the Trust for U.S. federal income tax purposes. It is possible, however, that the IRS could take a contrary position asserting, for example, that such preferred shares constitute debt of the Trust. The Trust believes this position, if asserted, would be unlikely to prevail. If that position were upheld, distributions on the Trust's Preferred Shares would be considered interest, taxable as ordinary income regardless of the taxable income of the Trust. The following discussion assumes that any Preferred Shares issued by the Trust will be treated as equity.

Distributions. Distributions paid to U.S. Shareholders by the Trust from its net capital gains (which is the excess of net long-term capital gain over net short-term capital loss) if any, that the Trust properly reports as capital gains dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long a U.S. Shareholder has held its Shares. All other dividends paid to U.S. Shareholders by the Trust (including dividends from short-term capital gains) from its current or accumulated earnings and profits (“ordinary income dividends”) are generally subject to tax as ordinary income.

In the case of corporate U.S. Shareholders, properly reported ordinary income dividends paid by the Trust generally will be eligible for the dividends received deduction to the extent that the Trust’s income consists of dividend income from U.S. corporations and certain holding period requirements are satisfied by both the Trust and the corporate U.S. Shareholders. In the case of individuals, any such properly reported ordinary income dividend that you receive from the Trust will generally be eligible for taxation at the rates applicable to long-term capital gains to the extent that (i) the ordinary income dividend is attributable to “qualified dividend income” (i.e., generally dividends paid by U.S. corporations and certain qualified foreign corporations) received by the Trust, (ii) the Trust satisfies certain holding period and other requirements with respect to the stock on which such qualified dividend income was paid and (iii) you satisfy certain holding period and other requirements with respect to your Shares. Qualified dividend income eligible for these special rules are not actually treated as capital gains, however, and thus will not be included in the computation of your net capital gain and generally cannot be used to offset any capital losses. In general, you may include as qualified dividend income only that portion of the dividends that may be and are so reported by the Trust as qualified dividend income. Dividend income from PFICs and, in general, dividend income from real estate investment trusts is not eligible for the reduced rate for qualified dividend income and is taxed as ordinary income. Due to the nature of the Trust’s investments, the Trust does not expect that a significant portion of its distributions will be eligible for the dividends received deduction or for the reduced rates applicable to qualified dividend income.

Under recently issued regulations, properly reported dividends paid by the Trust that are attributable to the Trust’s “qualified REIT dividends” (generally, ordinary income dividends paid by a REIT, not including capital gain dividends or dividends treated as qualified dividend income) may be eligible for the 20% deduction described in Section 199A of the Code in the case of non-corporate U.S. Shareholders, provided that certain holding period and other requirements are met by the Shareholder and the Trust. There can be no assurance as to what portion, if any, of our distributions will qualify for such deduction. Subject to any future regulatory guidance to the contrary, any distribution attributable to income from the Trust’s investments in publicly traded partnerships, if any, will not qualify for the 20% deduction that could be available to a non-corporate U.S. Shareholder were the Shareholder to own such partnership interests directly.

Any distributions you receive that are in excess of the Trust’s current and accumulated earnings and profits will be treated as a tax-deferred return of capital to the extent of your adjusted tax basis in your Shares, and thereafter as capital gain from the sale of Shares. The amount of any Trust distribution that is treated as a return of capital will reduce your adjusted tax basis in your Shares, thereby increasing your potential gain, or reducing your potential loss, on any subsequent sale or other disposition of your Shares.

Dividends and other taxable distributions are taxable to you even if they are reinvested in additional Shares of the Trust. Dividends and other distributions paid by the Trust are generally treated as received by you at the time the dividend or distribution is made. If, however, the Trust pays you a dividend in January that was declared in the previous October, November or December and you were the U.S. Shareholder of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Trust and received by you on December 31 of the year in which the dividend was declared.

The Trust will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Trust.

Sale of Shares. Except in the case of a redemption (the consequences of which are described in the SAI under “Tax Matters”), the sale or other disposition of Shares of the Trust will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such Shares for more than one year. Any loss upon the sale or other disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain) by you with respect to such Shares. Any loss you recognize on a sale or other disposition of Shares will be disallowed if you acquire other Shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the Shares. In such case, your tax basis in the Shares acquired will be adjusted to reflect the disallowed loss.

Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income, while long-term capital gain generally is taxed at reduced maximum rates. The deductibility of capital losses is subject to limitations under the Code.

Medicare Tax. Certain U.S. Shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a part of their "net investment income," which includes dividends received from the Trust and capital gains from the sale or other disposition of Shares.

Backup Withholding. The Trust may be required to withhold, for U.S. federal backup withholding tax purposes, a portion of the dividends, distributions and redemption proceeds payable to non-corporate U.S. Common Shareholders who fail to provide the Trust (or its agent) with their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against the U.S. Shareholder’s U.S. federal income tax liability, if any, provided that it timely furnishes the required information to the IRS.

Taxation of Non-U.S. Shareholders

The following discussion only applies to Non-U.S. Shareholders. A “Non-U.S. Shareholder” is a holder, other than a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes), that is not a U.S. Shareholder for U.S. federal income tax purposes. Whether an investment in Shares is appropriate for a Non-U.S. Shareholder will depend upon that Non-U.S. Shareholder’s particular circumstances. An investment in Shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders should consult their tax advisors before investing in Shares.

Distributions of ordinary income dividends to Non-U.S. Shareholders, subject to the discussion below, will generally be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Trust’s current and accumulated earnings and profits. Actual or deemed distributions of the Trust’s net capital gain to a Non-U.S. Shareholder, and gain recognized by a Non-U.S. Shareholder upon the sale of Shares, generally will not be subject to U.S. federal withholding tax and will not be subject to U.S. federal income tax. Different tax consequences may result if the Non-U.S. Shareholder is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Special certification requirements apply to a shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisors.

No U.S. source withholding taxes will be imposed on dividends paid by RICs to Non-U.S. Shareholders to the extent the dividends are properly reported as “interest related dividends” or “short term capital gain dividends.” Under this exemption, interest related dividends and short term capital gain dividends generally represent distributions of interest or short term capital gain that would not have been subject to U.S. withholding tax at the source if they had been received directly by a Non-U.S. Shareholder, and that satisfy certain other requirements. No assurance can be given as to the portion of the Trust’s dividends that will constitute interest related or short term capital gain dividends.

If the Trust distributes its net capital gains in the form of deemed rather than actual distributions (which the Trust may do in the future), a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Non-U.S. Shareholder’s allocable share of the tax that the Trust pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Shareholder is not otherwise required to obtain a U.S. taxpayer identification number or file a federal income tax return. For a Non-U.S. Shareholder, distributions (both actual and deemed), and gains realized upon the sale of Shares that are effectively connected with a U.S. trade or business (or, where an applicable treaty applies, are attributable to a permanent establishment in the United States) will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons and for a corporate Non-U.S. Shareholder may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable tax treaty). Accordingly, investment in Shares may not be appropriate for certain Non-U.S. Shareholders.

Certain provisions of the Code referred to as “FATCA” require withholding at a rate of 30% on dividends in respect of Shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The Trust will not pay any additional amounts to Non-U.S. Shareholders in respect of any amounts withheld. Non-U.S. Shareholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in Shares.

A Non-U.S. Shareholder who is a nonresident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to U.S. federal backup withholding tax on dividends unless the Non-U.S. Shareholder provides the Trust or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Shareholder or otherwise establishes an exemption from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Non-U.S. Shareholder may be refunded or credited against its U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS. Non-U.S. Shareholders may also be subject to information reporting.

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations in effect as they directly govern the taxation of the Trust and its U.S. Shareholders and Non-U.S. Shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more complete discussion of the tax rules applicable to the Trust, its U.S. Shareholders and Non-U.S. Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, state, local and foreign income or other taxes.

PLAN OF DISTRIBUTION

The Trust may offer up to $200,000,000 in aggregate initial offering price of Common Shares, Preferred Shares or Rights from time to time under this Prospectus and any related Prospectus Supplement (1) directly to one or more purchases, including existing shareholders in a Rights offering; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Trust’s dividend reinvestment plan. Each Prospectus Supplement relating to an offering of securities will state the terms of the offering, including:

●	the names of any agents, underwriters or dealers;

●	any sales loads or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents;

●	the public offering or purchase price of the offered Securities and the net proceeds the Trust will receive from the sale; and

●	any securities exchange on which the offered Securities may be listed.

Direct Sales

The Trust may sell Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Trust may use electronic media, including the Internet, to sell offered securities directly. The Trust will describe the terms of any of those sales in a Prospectus Supplement.

By Agents

The Trust may offer Securities through agents that the Trust may designate. The Trust will name any agent involved in the offer and sale and describe any commissions payable by the Trust in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

By Underwriters

The Trust may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Trust sells Securities to underwriters, the Trust will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Trust in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with an offering of Common Shares, if a Prospectus Supplement so indicates, the Trust may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

By Dealers

The Trust may offer and sell Securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Trust will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

General Information

Agents, underwriters, or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Trust may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

To facilitate an offering of Common Shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Shares or any other Security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

●	An overallotment in connection with an offering creates a short position in the common stock for the underwriter’s own account.

●	An underwriter may place a stabilizing bid to purchase the Common Shares for the purpose of pegging, fixing, or maintaining the price of the Common Shares.

●	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Shares by bidding for, and purchasing, the Common Shares or any other Securities in the open market in order to reduce a short position created in connection with the offering.

●	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Shares originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In connection with any Rights offering, the Trust may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares remaining unsubscribed for after the Rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Trust, underwriters and agents may be entitled to indemnification by the Trust, the Adviser and the Sub-Adviser against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Trust in the ordinary course of business.

Pursuant to a requirement of the Financial Industry Regulatory Authority, Inc. (“FINRA”) the maximum compensation to be received by any FINRA member or independent broker-dealer in connection with an offering of the Trust’s securities may not be greater than eight percent (8%) of the gross proceeds received by the Trust for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Trust after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

TRANSFER AGENT, CUSTODIAN AND ADMINISTRATOR

The information contained under the heading “Additional Information—Transfer Agent, Custodian and Administrator” in the Trust’s Annual Report is incorporated herein by reference.

LEGAL MATTERS

Certain legal matters will be passed on for the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, in connection with the offering of the Common Shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, 200 E. Randolph Street, Chicago, Illinois 60601, is the independent registered public accounting firm of the Trust. The independent registered public accounting firm is expected to render an opinion annually on the financial statements and financial highlights of the Trust.

FISCAL YEAR END AND REPORTS TO SHAREHOLDERS

The Trust’s fiscal year end is September 30.

As soon as practicable after the end of each calendar year, the Trust will furnish to Common Shareholders a statement on Form 1099-DIV identifying the sources of the distributions paid by the Trust to Common Shareholders for tax purposes.

In addition, the Trust will prepare and transmit to Common Shareholders a semi-annual report and annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

PRIVACY PRINCIPLES OF THE TRUST

The Trust is committed to maintaining the privacy of its shareholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information the Trust collects, how the Trust protects that information and why, in certain cases, the Trust may share information with select other parties.

Generally, the Trust does not receive any non-public personal information relating to its shareholders, although certain non-public personal information of its shareholders may become available to the Trust. The Trust does not disclose any non-public personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third-party administrator).

The Trust restricts access to non-public personal information about its shareholders to employees of the Adviser and its delegates and affiliates with a legitimate business need for the information. The Trust maintains physical, electronic and procedural safeguards designed to protect the non-public personal information of its shareholders.

XAI Octagon Floating Rate & Alternative Income Term Trust

Up to 8,000,000 Common Shares

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PROSPECTUS SUPPLEMENT

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February 5, 2021

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TERM TRUST

Statement of Additional Information

XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company. The Trust’s common shares of beneficial interest (the “Common Shares”) are listed on the New York Stock Exchange (“NYSE”) under the symbol “XFLT.”

The Trust’s investment objective is to seek attractive total return with an emphasis on income generation across multiple stages of the credit cycle. There can be no assurance that the Trust will achieve its investment objective, and you could lose some or all of your investment.

This Statement of Additional Information (“SAI”) is not a Prospectus, but should be read in conjunction with the Prospectus for the Trust dated February 2, 2021, and any related supplement to the Prospectus (each a “Prospectus Supplement”). Investors should obtain and read the Prospectus and any related Prospectus Supplement prior to purchasing Common Shares. A copy of the Prospectus and any related Prospectus Supplement may be obtained, without charge, by calling the Trust at (888) 903-3358.

The Prospectus, any accompanying Prospectus Supplement and this SAI omit certain of the information containd in the registration statement filed with the Securities and Exchange Commission (the “SEC”). The registration statement may be obtained from the SEC upon payment of the fee prescribed, or inspected at the SEC’s office or via its website (www.sec.gov) at no charge. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This Statement of Additional Information is dated February 2, 2021.

THE TRUST

The Trust is a diversified, closed-end management investment company organized as a statutory trust under the laws of the State of Delaware.

INVESTMENT OBJECTIVE AND POLICIES

The following information supplements the discussion of the Trust’s investment objective, policies and techniques that are described in the Prospectus. The Trust may make the following investments, among others, some of which are part of its principal investment strategies and some of which are not. The principal risks of the Trust’s principal investment strategies are discussed in the Prospectus. The Trust may not buy all of the types of securities or use all of the investment techniques that are described.

Convertible Securities

A convertible security is a preferred stock, warrant or other security that may be converted into or exchanged for a prescribed amount of common stock or other security of the same or a different issuer or into cash within a particular period of time at a specified price or formula. A convertible security generally entitles the holder to receive the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities generally have characteristics similar to both fixed income and equity securities. The value of convertible securities tends to decline as interest rates rise and, because of the conversion feature, tends to vary with fluctuations in the market value of the securities in to which they would convert. Convertible securities ordinarily provide a stream of income with generally higher yields than those of common stock of the same or similar issuers. Convertible securities generally rank senior to common stock in a corporation’s capital structure but are usually subordinated to comparable non-convertible securities. Convertible securities generally do not participate directly in any dividend increases or decreases of the underlying securities although the market prices of convertible securities may be affected by any dividend changes or other changes in the underlying securities.

The market value of a convertible security generally is a function of its “investment value” and its “conversion value.” A security’s “investment value” represents the value of the security without its conversion feature (i.e., a comparable nonconvertible fixed-income security). The investment value is determined by, among other things, reference to its credit quality and the current value of its yield to maturity or probable call date. At any given time, investment value is dependent upon such factors as the general level of interest rates, the yield of similar nonconvertible securities, the financial strength of the issuer and the seniority of the security in the issuer’s capital structure. A security’s “conversion value” is determined by multiplying the number of shares the holder is entitled to receive upon conversion or exchange by the current price of the underlying security. If the conversion value of a convertible security is significantly below its investment value, the convertible security will trade like nonconvertible debt or a preferred security in the sense that its market value will not be influenced greatly by fluctuations in the market price of the underlying security into which it can be converted. Instead, the convertible security’s price will tend to move in the opposite direction from interest rates. Conversely, if the conversion value of a convertible security is significantly above its investment value, the market value of the convertible security will be more heavily influenced by fluctuations in the market price of the underlying stock. In that case, the convertible security’s price may be as volatile as that of the common stock. Because both interest rate and market movements can influence its value, a convertible security is not generally as sensitive to interest rates as a similar fixed-income security, nor is it generally as sensitive to changes in share price as its underlying stock.

The Trust’s investments in convertible securities, particularly securities that are convertible into securities of an issuer other than the issuer of the convertible security, may be illiquid—that is, the Trust may not be able to dispose of such securities in a timely fashion or for a fair price, which could result in losses to the Trust. The Trust’s investments in convertible securities may at times include securities that have a mandatory conversion feature, pursuant to which the securities convert automatically into common stock or other equity securities (of the same or a different issuer) at a specified date and a specified conversion ratio, or that are convertible at the option of the issuer. For issues where the conversion of the security is not at the option of the holder, the Trust may be required to convert the security into the underlying common stock even at times when the value of the underlying common stock or other equity security has declined substantially.

Zero Coupon Securities

The Trust may invest in zero dividend preferred securities and zero coupon bonds. These are instruments that typically do not pay interest either for the entire life of the obligation or for an initial period after the issuance of the obligation. When held to its redemption or maturity, a holder receives the par value (or the accreted value) of the zero (rate) coupon security, which generates a return equal to the difference between the purchase price and its redemption or maturity value. A zero dividend preferred security or a zero coupon security is normally issued and traded at a deep discount from face value. This original issue discount (“OID”) approximates the total amount of interest the security will accrue and compound prior to its redemption or maturity. Because these securities and other OID instruments do not pay cash dividends or interest at regular intervals, the instruments’ ongoing accruals require ongoing judgments concerning the collectability of stated par value of the instrument at its redemption or maturity, as well as the value of any associated collateral. As a result, these securities may be subject to greater value fluctuations and less liquidity in the event of adverse market conditions than comparably rated securities that pay cash on a current basis. Because zero dividend preferred securities and zero coupon bonds, and OID instruments generally, allow an issuer to delay the need to generate cash to meet current dividend or interest payments (unless there is a prescribed accumulated funding of the payment), they may involve greater payment and credit risk than dividend or coupon securities that pay dividends or interest currently or in cash. In order to maintain its status as a regulated investment company (“RIC”), the Trust generally will be required to distribute dividends to shareholders representing the income of these instruments as it accrues, even though the Trust will not receive all of the income on a current basis or in cash. Thus, the Trust may have to sell other investments, including when it may not be advisable to do so, and use the cash proceeds to make income distributions to its shareholders. For accounting purposes, these cash distributions to shareholders will not treated as a return of capital.

Exchange-Traded Notes

Exchange-traded notes (“ETNs”) are a type of senior, unsecured, unsubordinated debt security issued by financial institutions that combines both aspects of bonds and ETFs. An ETN’s returns are based on the performance of a market index minus fees and expenses. Similar to ETFs, ETNs are listed on an exchange and traded in the secondary market. However, unlike an ETF, an ETN can be held until the ETN’s maturity, at which time the issuer will pay a return linked to the performance of the market index to which the ETN is linked minus certain fees. Unlike regular bonds, ETNs do not make periodic interest payments and principal is not protected. ETNs are subject to credit risk and the value of an ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political or geographic events that affect the referenced underlying asset. When the Trust invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. The Trust’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.

ETNs are also subject to tax risk. No assurance can be given that the Internal Revenue Service (“IRS”) will accept, or a court will uphold, how the Trust characterizes and treats ETN investments for tax purposes. Further, the IRS and Congress have considered proposals that would change the timing and character of income and gains from ETNs.

An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.

The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Commercial Paper

Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies and finance companies. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.

When Issued, Delayed Delivery Securities And Forward Commitments

The Trust may enter into forward commitments for the purchase or sale of securities. The Trust may enter into transactions on a “when issued” or “delayed delivery” basis, in excess of customary settlement periods for the type of security involved. In some cases, a forward commitment may be conditioned upon the occurrence of a subsequent event, such as approval and consummation of a merger, corporate reorganization or debt restructuring (i.e., a when, as and if issued security). When such transactions are negotiated, the price is fixed at the time of the commitment, with payment and delivery taking place in the future, generally a month or more after the date of the commitment. While it will only enter into a forward commitment with the intention of actually acquiring the security, the Trust may sell the security before the settlement date if it is deemed advisable. Securities purchased under a forward commitment are subject to market fluctuation, and generally no interest (or dividends) accrues to the Trust prior to the settlement date.

Securities purchased on a when-issued or delayed delivery basis may expose the Trust to counterparty risk of default as well as the risk that securities may experience fluctuations in value prior to their actual delivery. The Trust generally will not accrue income with respect to a when-issued or delayed delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the price or yield available in the market when the delivery takes place may not be as favorable as that obtained in the transaction itself.

Reverse Repurchase Agreements

In reverse repurchase agreement transactions, the Trust sells portfolio securities to financial institutions such as banks and broker-dealers and agrees to repurchase them at a particular date and price. The Trust may utilize reverse repurchase agreements when it is anticipated that the interest income to be earned from the investment of the proceeds of the transaction is greater than the interest expense of the transaction. Proceeds of the sale will be invested in additional instruments for the Trust, and the income from these investments will generate income for the Trust. If such income does not exceed the income, capital appreciation and gain or loss that would have been realized on the securities sold as part of the reverse repurchase transaction, the use of this technique will diminish the investment performance of the Trust compared with what the performance would have been without the use of reverse repurchase transactions.

With respect to any reverse repurchase agreement, the Trust’s Managed Assets shall include any proceeds from the sale of an asset of the Trust to a counterparty in such a transaction, in addition to the value of the underlying asset as of the relevant measuring date. With respect to leverage incurred through investments in reverse repurchase agreements and economically similar transactions, the Trust intends to earmark or segregate cash or liquid securities in accordance with applicable interpretations of the staff of the SEC. As a result of such segregation, the Trust’s obligations under such transactions will not be considered senior securities representing indebtedness for purposes of the 1940 Act and the Trust’s use of leverage through reverse repurchase agreements and economically similar transactions will not be limited by the 1940 Act.

Reverse repurchase agreements involve the risks that the interest income earned on the investment of the proceeds will be less than the interest expense and expenses associated with the repurchase agreement, that the market value of the securities sold by the Trust may decline below the price at which the Trust is obligated to repurchase such securities and that the securities may not be returned to the Trust. There is no assurance that reverse repurchase agreements can be successfully employed. In connection with reverse repurchase agreements, the Trust will also be subject to counterparty risk with respect to the purchaser of the securities. If the broker/dealer to whom the Trust sells securities becomes insolvent, the Trust’s right to purchase or repurchase securities may be restricted.

Depositary Receipts

The Trust’s investments in non-U.S. issuers may include investment in depositary receipts, including American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), and Global Depositary Receipts (“GDRs”). U.S. dollar-denominated ADRs, which are traded in the United States on exchanges in off exchange markets, are issued by domestic banks. ADRs represent the right to receive securities of foreign issuers deposited in a domestic bank or a correspondent bank. ADRs do not eliminate all the risk inherent in investing in the securities of foreign issuers. However, by investing in ADRs rather than directly in foreign issuers’ stock, the Trust can avoid currency risks during the settlement period for either purchases or sales. In general, there is a large, liquid market in the United States for many ADRs. The information available for ADRs is subject to the accounting, auditing and financial reporting standards of the domestic market or exchange on which they are traded, which standards are more uniform and more exacting than those to which many foreign issuers may be subject. The Trust also may invest in EDRs, GDRs, and in other similar instruments representing securities of foreign companies. EDRs and GDRs are securities that are typically issued by foreign banks or foreign trust companies, although U.S. banks or U.S. trust companies may issue them. EDRs and GDRs are structured similarly to the arrangements of ADRs. EDRs, in bearer form, are designed for use in European securities markets and are not necessarily denominated in the currency of the underlying security.

Certain depositary receipts, typically those denominated as unsponsored, require the holders thereof to bear most of the costs of the facilities while issuers of sponsored facilities normally pay more of the costs thereof. The depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through the voting rights to facility holders in respect to the deposited securities, whereas the depository of a sponsored facility typically distributes shareholder communications and passes through voting rights.

Preferred Securities

Preferred securities are generally equity securities of the issuer that have priority over the issuer’s common shares as to the payment of dividends (i.e., the issuer cannot pay dividends on its common shares until the dividends on the preferred shares are current) and as to the payout of proceeds of bankruptcy or other liquidation, but are subordinate to an issuer’s senior debt and junior debt as to both types of payments. Additionally, in a bankruptcy or other liquidation, preferred securities are generally subordinate to an issuer’s trade creditors and other general obligations.

Preferred securities pay a dividend, typically contingent both upon declaration by the issuer’s board and on the existence of current earnings (or retained earnings) in sufficient amount to source the payment. Preferred securities typically have no ordinary right to vote for the board of directors, except in some cases voting rights may arise if the issuer fails to pay the preferred share dividends. Preferred securities may be perpetual or have a term and typically have a fixed liquidation (or “par”) value.

Hybrid-preferred securities often behave as investments similarly to traditional preferred securities and are regarded by investors as being part of the preferred securities market. Hybrid-preferred securities possess varying combinations of features of both debt and preferred shares, and they may constitute senior debt, junior debt or preferred shares in an issuer’s capital structure. As such, hybrid-preferred securities may not be subordinate to a company’s debt securities (as are traditional preferred securities). Given the various debt and equity characteristics of hybrid-preferred securities, whether a hybrid-preferred security is classified as debt or equity for purposes of reporting the Trust’s portfolio holdings may be based on the portfolio managers’ determination as to whether its debt or preferred features are preponderant, or based on the assessment of an independent data provider. Such determinations may be subjective.

Dividend or interest payments on preferred securities may be cumulative or non-cumulative and often can be skipped or deferred, without limitation. The dividend rates on preferred securities may be fixed or floating, or convert from fixed to floating at a specified future time. Floating rate and fixed-to-floating-rate preferred securities may be traditional preferred or hybrid-preferred securities. Floating rate preferred securities pay a rate of income that resets periodically based on short- and/or longer-term interest rate benchmarks. If the associated interest rate benchmark rises, the return offered by the floating rate security may rise as well, making such securities less price-sensitive to rising interest rates (or yields). Similarly, a fixed-to-floating-rate security may be less price-sensitive to rising interest rates (or yields), because the period over which the rate of payment is fixed is shorter than the maturity term of the security, after which period a floating rate of payment applies.

Loans of Portfolio Securities

To increase income, the Trust may, consistent with applicable regulatory requirements, lend its portfolio securities to securities broker-dealers or financial institutions if (i) the loan is collateralized in accordance with applicable regulatory requirements and (ii) no loan will cause the value of all loaned securities to exceed 33 1/3% of the value of the Trust’s total assets. If the borrower fails to maintain the requisite amount of collateral, the loan automatically terminates and the Trust could use the collateral to replace the securities while holding the borrower liable for any excess of replacement cost over the value of the collateral. As with any extension of credit, there are risks of delay in recovery and in some cases even loss of rights in collateral should the borrower of the securities fail financially. There can be no assurance that borrowers will not fail financially. On termination of the loan, the borrower is required to return the securities to the Trust, and any gain or loss in the market price during the term of the loan would inure to the Trust. If the other party to the loan petitions for bankruptcy or becomes subject to the U.S. Bankruptcy Code, the law regarding the rights of the Trust is unsettled. As a result, under extreme circumstances, there may be a restriction on the Trust’s ability to sell the collateral and the Trust would suffer a loss.

INVESTMENT RESTRICTIONS

The Trust operates under the following restrictions that constitute fundamental policies that, except as otherwise noted, cannot be changed without the affirmative vote of the holders of a majority of the outstanding voting securities of the Trust voting together as a single class, which is defined by the 1940 Act as the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities. Except as otherwise noted, all percentage limitations set forth below apply immediately after a purchase or initial investment and any subsequent change in any applicable percentage resulting from market fluctuations does not require any action. These restrictions provide that the Trust shall not:

(1)	Issue senior securities, as defined in the 1940 Act, except as permitted by the 1940 Act, the rules and regulation promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Trust from the provisions of the 1940 Act.

(2)	Borrow money, except as permitted by the 1940 Act, the rules and regulation promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Trust from the provisions of the 1940 Act.

(3)	Act as underwriter of another issuer’s securities, except to the extent that the Trust may be deemed to be an underwriter within the meaning of the Securities Act in connection with the purchase and sale of portfolio securities.

(4)	Invest more than 25% of its total assets in securities of issuers in any one industry; provided, however, that such limitation shall not apply to (i) securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) securities issued by state and municipal governments or their political subdivisions, agencies, authorities and instrumentalities (other than those securities backed only by the assets and revenues of non-governmental users with respect to which the Trust will not invest 25% or more of the value of the Trust’s total assets in securities backed by the same source of revenue), and (iii) securities issued by other investment companies, which shall not constitute any industry.

(5)	Purchase or sell real estate, except that the Trust may (i) acquire or lease office space for its own use, (ii) invest in instruments of issuers that deal in real estate or are engaged in the real estate business, including real estate investment trusts, (iii) invest in instruments secured by real estate or interests therein, (iv) hold and sell real estate or mortgages on real estate acquired through default, liquidation, or other distributions of an interest in real estate as a result of the Trust’s ownership of such instruments.

(6)	Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments except to the extent that interests in instruments the Trust may invest in are considered to be interests in commodities and this shall not prevent the Trust from purchasing or selling options, futures contracts, swaps, or other derivative instruments or from investing in securities or other instruments backed by physical commodities.

(7)	Make loans except, (i) to the extent that instruments in which the Trust may invest are considered to be loans, (ii) through the loan of portfolio securities in accordance with the Trust’s investment policies, or (iii) by engaging in repurchase agreement transactions or as otherwise permitted by the 1940 Act, the rules and regulation promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Trust from the provisions of the 1940 Act.

(8)	With respect to 75% of the value of the Trust’s total assets, purchase any securities (other than obligations issued or guaranteed by the U.S. Government or by its agencies or instrumentalities), if as a result more than 5% of the Trust’s total assets would then be invested in securities of a single issuer or if as a result the Trust would hold more than 10% of the outstanding voting securities of any single issuer.

With respect to investment restriction (1) and (2) above, Section 18(c) of the 1940 Act generally limits a registered closed-end investment company to issuing one class of senior securities representing indebtedness and one class of senior securities representing stock, except that the class of indebtedness or stock may be issued in one or more series, and promissory notes or other evidences of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed, are not deemed a separate class of senior securities.

With respect to investment restriction (2) above, Section 18(a) of the 1940 Act generally prohibits a registered closed-end fund from incurring borrowings if, immediately thereafter, the aggregate amount of its borrowings exceeds 33 1/3% of its total assets.

With respect to investment restriction (4) above, the Sub-Adviser will, on behalf of the Trust, make reasonable determinations as to the appropriate industry classification to assign to each instrument in which the Trust invests, generally using industry classifications such as those provided by MSCI and Standard & Poor’s (The Global Industry Classification Standard (GICS)), Bloomberg, Barclays or similar sources commonly used in the financial industry. The definition of what constitutes a particular “industry” is an evolving one, particularly for industries or sectors within industries that are new or are undergoing rapid development. Some securities could reasonably fall within more than one industry category. The Trust’s industry concentration policy does not preclude it from focusing investments in issuers in broad economic sectors. In connection with investments in other investment companies, the Trust will consider the concentration of the underlying investments by such investment companies when determining the Trust’s compliance with investment restriction (4) above.

With respect to investment restriction (7) above, Section 21 of the 1940 Act makes it unlawful for a registered investment company, like the Trust, to lend money or other property if (i) the investment company’s policies set forth in its registration statement do not permit such a loan or (ii) the borrower controls or is under common control with the investment company.

All other investment policies of the Trust set forth in the Prospectus and this SAI are not considered fundamental policies and may be changed by the Board of Trustees without any vote of shareholders.

MANAGEMENT OF THE TRUST

Board of Trustees

The information contained under the heading “The Proposal: To Elect a Trustee—Trustee Biographical Information” in the Trust’s Proxy Statement is incorporated herein by reference.

Trustee Qualifications

The information contained under the heading “The Proposal: To Elect a Trustee—Trustee Qualifications” in the Trust’s Proxy Statement is incorporated herein by reference.

Executive Officers

The information contained under the heading “The Proposal: To Elect a Trustee—Executive Officers” in the Trust’s Proxy Statement is incorporated herein by reference.

Board Leadership Structure

The information contained under the heading “The Proposal: To Elect a Trustee—Board Leadership Structure” in the Trust’s Proxy Statement is incorporated herein by reference.

Board Committees

The information contained under the headings “The Proposal: To Elect a Trustee—Board Committees” and “The Proposal: To Elect a Trustee—Board Meetings” in the Trust’s Proxy Statement is incorporated herein by reference.

Board and Committee Meetings. During the Trust’s fiscal year ended September 30, 2020, the Board held six meetings, the Trust’s Audit Committee held three meetings, and the Trust’s Governance Committee held two meetings.

Board’s Role in Risk Oversight

Consistent with its responsibility for oversight of the Trust, the Board, among other things, oversees risk directly and through the committee structure it has established. The Board has established the Audit Committee and the Governance Committee to assist in its oversight functions, including its oversight of the risks the Trust faces. Each committee will report its activities to the Board on a regular basis.

The Board has adopted, and will periodically review, policies, procedures and controls designed to address different types of risks, including, among others, investment risk, liquidity risk, operational risk, and valuation risk, as well as the overall business risk relating to the Trust. Under the Board’s supervision, the Trust, the Adviser, the Sub-Adviser and other service providers to the Trust also have implemented a variety of processes, procedures and controls to address various risks. In addition, as part of the Board’s periodic review of the Trust’s investment advisory agreement, sub-advisory agreement and other service provider agreements, the Board may consider risk management aspects of the service providers’ operations and the functions for which they are responsible.

The Board has appointed a Chief Compliance Officer (“CCO”). The CCO oversees the development of compliance policies and procedures of the Trust that are reasonably designed to minimize the risk of violations of the federal securities laws (“compliance policies”). The CCO reports directly to the Independent Trustees, and will provide presentations to the Board at its quarterly meetings and an annual report on the application of the compliance policies. The Board will discuss relevant risks affecting the Trust with the CCO at these meetings. The Board has approved the compliance policies and will review the CCO’s reports. Further, the Board will annually review the effectiveness of the compliance policies, as well as the appointment and compensation of the CCO.

The Board will require officers of the Trust to report to the Board on a variety of matters at regular and special meetings of the Board and its committees, as applicable, including matters relating to risk management. The Audit Committee will also receive reports from the Trust’s independent registered public accounting firm on internal control and financial reporting matters. In addition, the Board will receive reports from the Adviser and the Sub-Adviser on the investments and securities trading of the Trust. The Board will also require the Adviser and the Sub-Adviser to report to the Board on other matters relating to risk management on a regular and as-needed basis.

Remuneration of Trustees and Officers

The information contained under the heading “The Proposal: To Elect a Trustee—Trustee Compensation” in the Trust’s Proxy Statement is incorporated herein by reference.

The following table provides information regarding the compensation of the Trust’s Trustees for the Trust’s fiscal year ended September 30, 2020.

Name(1)	Aggregate Estimated Compensation from the Trust	Pension or Retirement Benefits Accrued as Part of Trust Expenses(2)	Estimated Annual Benefits Upon Retirement(2)	Total Compensation from the Trust and Fund Complex Paid to Trustee(3)
INDEPENDENT TRUSTEES:
Danielle Cupps	$44,250	None	None	$44,250
Gregory G. Dingens	$59,750	None	None	$59,750
Philip G. Franklin	$54,000	None	None	$54,000
Scott Craven Jones	$54,000	None	None	$54,000

(1)	Trustees not entitled to compensation are not included in the table.

(2)	The Trust does not accrue or pay retirement or pension benefits to Trustees as of the date of this SAI.

(3)	As of the date of this SAI, the Trust is the only fund in the Fund Complex.

Trustee Share Ownership

As of December 31, 2020, the most recently completed calendar year prior to the date of this Statement of Additional Information, each Trustee of the Trust beneficially owned equity securities of the Trust and all of the registered investment companies in the family of investment companies overseen by the Trustee in the dollar range amounts specified below.

Name	Dollar Range of Equity Securities in the Trust	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies(1)
INDEPENDENT TRUSTEES:
Danielle Cupps	Over $100,000	Over $100,000
Gregory G. Dingens	Over $100,000	Over $100,000
Philip G. Franklin	Over $100,000	Over $100,000
Scott Craven Jones	$10,001-$50,000	$10,001-$50,000
INTERESTED TRUSTEE:
Theodore J. Brombach	Over $100,000	Over $100,000

As of the date of this SAI, the Trust is the only investment company in the Family of Investment Companies.

Indemnification of Officers and Trustees; Limitations on Liability

The Governing Documents of the Trust provide that the Trust will indemnify its Trustees and officers and may indemnify its employees or agents against liabilities and expenses incurred in connection with litigation in which they may be involved because of their positions with the Trust, to the fullest extent permitted by law. However, nothing in the Governing Documents of the Trust protects or indemnifies a trustee, officer, employee or agent of the Trust against any liability to which such person would otherwise be subject in the event of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her position.

Adviser

The information contained under the heading “Management of the Trust—Adviser” in the Trust’s Annual Report is incorporated herein by reference.

Under the terms of the Trust’s investment advisory agreement, the Adviser is responsible for the management of the Trust; furnishes offices, necessary facilities and equipment on behalf of the Trust; oversees the activities of the Sub-Adviser and other service providers to the Trust; provides personnel, including certain officers required for the Trust’s administrative management; and pays the compensation of all officers and Trustees of the Trust who are its affiliates.

The Trust’s investment advisory agreement must be approved annually (i) by the Board of Trustees or by the holders of a majority of the Trust’s outstanding voting securities and (ii) by a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to the investment advisory agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The Trust’s investment advisory agreement terminates automatically on its assignment and may be terminated without penalty on 60 days written notice at the option of either party thereto or by a vote of a majority of the Trust’s outstanding shares, which is defined by the 1940 Act as the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities.

The Trust may, if and to the extent approved by the Board of Trustees, including a majority of the Independent Trustees, from time to time reimburse the Adviser for certain costs and expenses incurred by the Adviser in connection with the management of the Trust’s assets, which may include the Trust’s allocable share of portfolio management and trading software costs, research expenses (including modeling and analytic software costs), diligence expenses and out-of-pocket travel costs incurred in connection with the management of the Trust’s assets. The Trust does not currently reimburse any such expenses.

The Trust’s investment advisory agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Adviser is not liable for any error or judgment or mistake of law or for any loss suffered by the Trust.

Advisory fees paid by the Trust to the Adviser for the two most recent fiscal years were as follows:

	September 30, 2020	September 30, 2019
Contractual Advisory Fee	$1,980,182	$1,931,774
Previous Fee Waiver*	$0	$(718, 370)
Net Advisory Fee (after previous fee waiver)*	$1,980,182	$1,213,404
Trust Expenses Reimbursed*	$0	$0

*	The Adviser had contractually agreed, through September 27, 2019, to waive a portion of the advisory fee and/or reimburse the Trust for certain operating expenses so that the annual expenses of the Trust did not exceed 0.30% of the Trust’s Managed Assets, subject to certain exclusions, including the exclusion of investment advisory fees, investor support and secondary market services fees, taxes and leverage expenses, among others. The fee waiver is no longer in effect, but the Adviser may recoup previously waived or reimbursed amounts for three years following the date of such waiver or reimbursement, subject to certain conditions. See “Management of the Trust—Expenses” and “Notes to Financial Statements—3. Investment Advisory and Other Agreements” in the Trust’s Annual Report.

Sub-Adviser

The information contained under the heading “Management of the Trust—Sub-Adviser” in the Trust’s Annual Report is incorporated herein by reference.

Under the terms of the Trust’s investment sub-advisory agreement, the Sub-Adviser manages the investment portfolio of the Trust in accordance with its stated investment objective and policies, makes investment decisions for the Trust, places orders to purchase and sell securities on behalf of the Trust, all subject to the supervision and direction of the Board of Trustees and the Adviser.

The Trust’s investment sub-advisory agreement must be approved annually (i) by the Board of Trustees or by the holders of a majority of the Trust’s outstanding voting securities and (ii) by a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to the investment sub-advisory agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The Trust’s investment sub-advisory agreement terminates automatically on its assignment and may be terminated without penalty on 60 days written notice at the option of either party thereto, by the Board of Trustees or by a vote of a majority of the Trust’s outstanding shares, which is defined by the 1940 Act as the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities.

The Trust’s investment sub-advisory agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Sub-Adviser is not liable for any error or judgment or mistake of law or for any loss suffered by the Trust.

During the fiscal years ended September 30, 2020 and September 30, 2019, the Adviser paid $1,188,109 and $1,159,064, respectively, to the Sub-Adviser pursuant to the investment sub-advisory agreement.

The Trust may, if and to the extent approved by the Board of Trustees, including a majority of the Independent Trustees, from time to time reimburse the Sub-Adviser for certain costs and expenses incurred by the Sub-Adviser in connection with the management of the Trust’s assets, which may include the Trust’s allocable share of portfolio management and trading software costs, research expenses (including modeling and analytic software costs), diligence expenses and out-of-pocket travel costs incurred in connection with the management of the Trust’s assets. During the fiscal years ended September 30, 2020 and September 30, 2019, the Trust reimbursed costs and expenses of the Sub-Adviser in an amount of $77,080 and $0, respectively.

Portfolio Managers

The information contained under “Item 8. Portfolio Managers of Closed-End Management Investment Companies” of the Trust’s Annual Report is incorporated herein by reference.

Effective January 5, 2021, Michael Nechamkin has been appointed Octagon’s sole Chief Investment Officer. In addition to his role as Chief Investment Officer, Mr. Nechamkin continues to serve as Senior Portfolio Manager for several CLOs, separately managed accounts and commingled funds. Also effective January 5, 2021, Sean Gleason has been promoted to Portfolio Manager and assumed primary management responsibilities for several CLOs and a separately managed account.

Investor Support Services and Secondary Market Support Services Agreement

Pursuant to an investor support services and secondary market support services agreement, the Adviser provides investor support services and secondary market support services in connection with the ongoing operation of the Trust. Such services include responding to questions about the Trust from financial intermediaries; assisting in drafting and editing mailings to financial intermediaries; distributing mailings to financial intermediaries; scheduling, organizing and preparing conference calls, meetings and other communications with financial intermediaries; communicating with the NYSE specialist for the Common Shares, and with the closed-end fund analyst community regarding the Trust on a periodic basis; assisting in producing communications targeted to current Trust shareholders and the investment community generally (excluding marketing materials targeted to prospective investors or prepared for use in an offering of Common Shares); assisting in the formatting, development and maintenance of the Trust’s website; assisting with administrative matters (including in connection with the preparation of press releases, shareholder reports and regulatory filings) with respect to the Trust. In exchange for such services, the Trust pays the Adviser a service fee, payable monthly in arrears, in an annual amount equal to 0.20% of the Trust’s average daily Managed Assets.

The investor support services and secondary market support services agreement must be approved annually (i) by the Board of Trustees or by the holders of a majority of the Trust’s outstanding voting securities and (ii) by a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to the investment advisory agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The investor support services and secondary market support services agreement terminates automatically on its assignment and may be terminated without penalty on 60 days written notice at the option of either party thereto or by a vote of a majority of the Trust’s outstanding shares, which is defined by the 1940 Act as the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities.

The investor support services and secondary market support services agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Adviser is not liable for any error or judgment or mistake of law or for any loss suffered by the Trust.

During the fiscal years ended September 30, 2020 and September 30, 2019, the Trust incurred $232,968 and $227,267, respectively, in investor support services and secondary market support services fees.

PORTFOLIO TRANSACTIONS

Subject to policies established by the Board of Trustees, the Sub-Adviser is responsible for placing purchase and sale orders and the allocation of brokerage on behalf of the Trust.

The Sub-Adviser will employ a variety of criteria in selecting brokers to execute trades for the account of the Trust, and will, at all times, seek best execution of such trades. The Sub-Adviser is responsible for selecting the broker or dealer used in each investment transaction for the Trust. When a transaction is effected on an exchange, the Sub-Adviser seeks to use brokers whose commissions it considers to be fair and reasonable without necessarily determining that the lowest possible commissions are paid in all circumstances. The Sub-Adviser also considers the relative creditworthiness of counterparties, including brokers and dealers, when choosing a broker or dealer as counterparty in respect of investment transactions.

The Sub-Adviser does not currently utilize “soft-dollar” arrangements, pursuant to which brokers provide research services to the Sub-Adviser in return for allocating brokerage transactions. However, the Sub-Adviser may from time to time receive or be offered research services from brokers at no stated cost or requirement to execute transactions, and may trade with such brokers.

Commissions Paid

The Trust paid approximately the following commissions to brokers during the fiscal years shown:

Fiscal Year Ended September 30:	All Brokers	Affiliated Brokers
2020	$0	$0
2019	$0	$0
2018	$3,990	$0

Fiscal Year Ended September 30, 2020 Percentages:
Commissions with affiliate to total Transactions:	0%
Value of Brokerage Transactions with affiliate to total transactions:	0%

During the fiscal period ended September 30, 2020, the Trust paid $0 in brokerage commissions on transactions totaling $0 to brokers selected primarily on the basis of research services provided to the Adviser.

TAX MATTERS

This section and the discussion in the Prospectus (see “Tax Matters”) provide a summary of certain U.S. federal income tax considerations generally applicable to the Trust, U.S. Shareholders (as defined in the Prospectus) and Non-U.S. Shareholders (as defined in the Prospectus) that acquire Common Shares or Preferred Shares (collectively, the “Shareholders” that acquire “Shares”) and that hold such Shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary does not discuss the consequences of an investment in the Common Rights or the Preferred Rights. The tax consequences of such an investment will be discussed in a relevant prospectus supplement. The discussion is based upon the Code, U.S. Treasury Regulations, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not address all of the potential U.S. federal income tax consequences that may be applicable to the Trust or to all categories of investors, some of which may be subject to special tax rules. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Prospective investors should consult their tax advisors as to the U.S. federal income tax consequences of acquiring, holding and disposing of Shares, as well as the effects of state, local and non-U.S. tax laws.

Taxation of the Trust

The Trust has elected to be treated, and intends to qualify each year, as a RIC under Subchapter M of the Code. Accordingly, the Trust must, among other things, (i) derive in each taxable year at least 90% of its gross income from (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies and (b) net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code); and (ii) diversify its holdings so that, at the end of each quarter of each taxable year (a) at least 50% of the market value of the Trust’s total assets is represented by cash and cash items, U.S. Government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Trust’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the market value of the Trust’s total assets is invested in the securities (other than U.S. Government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Trust controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more “qualified publicly traded partnerships.” Generally, a qualified publicly traded partnership includes a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof) and that derives less than 90% of its gross income from the items described in (i)(a) above.

As long as the Trust qualifies as a RIC, the Trust generally will not be subject to U.S. federal income tax on income and gains that the Trust distributes to its Shareholders, provided that it distributes each taxable year at least 90% of the sum of (i) the Trust’s investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gain over net long-term capital loss, and other taxable income, other than any net capital gain (defined below), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid and (ii) the Trust’s net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions) (the “Annual Distribution Requirement”). The Trust intends to distribute substantially all of such income each year. The Trust will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its Shareholders.

The Code imposes a 4% nondeductible excise tax on the Trust to the extent the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Trust’s taxable year) (the “Excise Tax Avoidance Requirements”). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Trust will be deemed to have distributed any income on which it paid U.S. federal income tax in the taxable year ending within the calendar year. While the Trust intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Trust’s taxable income and capital gain will be distributed to avoid entirely the imposition of the excise tax. In that event, the Trust will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.

If for any taxable year the Trust does not qualify as a RIC, all of its taxable income (including its net capital gain, which consists of the excess of its net long-term capital gain over its net short-term capital loss) will be subject to tax at regular corporate rates without any deduction for distributions to Shareholders, and such distributions will be taxable to the Shareholders as ordinary dividends to the extent of the Trust’s current and accumulated earnings and profits. As described below, such dividends, however, would be eligible (i) to be treated as “qualified dividend income” in the case of Shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate Shareholders, subject, in each case, to certain holding period and other requirements. To qualify again to be taxed as a RIC in a subsequent year, the Trust would generally be required to distribute to its Shareholders its earnings and profits attributable to non-RIC years. If the Trust fails to qualify as a RIC for a period greater than two taxable years, the Trust may be required to recognize and pay tax on any net built-in gains with respect to certain of its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Trust had been liquidated) or, alternatively, to elect to be subject to taxation on such built-in gain recognized for a period of five years, in order to qualify as a RIC in a subsequent year. The remainder of this discussion assumes that the Trust qualifies as a RIC.

Taxation of the Trust’s Investments

Certain of the Trust’s investment practices are subject to special and complex U.S. federal income tax provisions (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules) that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (ii) convert lower taxed long-term capital gains or “qualified dividend income” into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Trust to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to Shareholders. The Trust intends to monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Trust as a RIC. Additionally, the Trust may be required to limit its activities in derivative instruments in order to enable the Trust to maintain its RIC status.

If the Trust acquires shares in a “passive foreign investment company” (a “PFIC”), the Trust may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Trust to Shareholders. Additional charges in the nature of interest may be imposed on the Trust in respect of deferred taxes arising from such distributions or gains. If the Trust invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Trust will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to the Trust. Alternatively, the Trust can elect to mark to market at the end of each taxable year the Trust’s shares in a PFIC; in this case, the Trust will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. The Trust’s ability to make either election will depend on factors beyond the Trust’s control. Under either election, the Trust may be required to recognize in a year income in excess of the Trust’s distributions from PFICs and the Trust’s proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% excise tax.

If the Trust holds 10% or more of the shares in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), the Trust may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to the Trust’s pro rata share of the corporation’s income for the taxable year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. shareholders. A U.S. shareholder, for this purpose, is any U.S. person that possesses (directly, indirectly or by attribution) 10% or more of the combined voting power or value of all classes of shares of a corporation. If the Trust is treated as receiving a deemed distribution from a CFC, the Trust will be required to include such distribution in its investment company taxable income regardless of whether the Trust receives any actual distributions from such CFC, and the Trust must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.

Certain types of income received by the Trust from REITs, real estate mortgage investment conduits (“REMICs”), taxable mortgage pools or other investments may cause the Trust to designate some or all of its distributions as “excess inclusion income.” To Shareholders such excess inclusion income will (i) constitute taxable income, as “unrelated business taxable income” (“UBTI”) for those Shareholders who would otherwise be tax-exempt such as individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities, (ii) not be offset against net operating losses for tax purposes, (iii) not be eligible for reduced U.S. withholding for Non-U.S. Shareholders even from tax treaty countries and (iv) cause the Trust to be subject to tax if certain “disqualified organizations,” as defined by the Code (which includes charitable remainder trusts), are Shareholders.

The Trust may invest a portion of its net assets in below investment grade securities, commonly known as “junk” securities. Investments in these types of securities may present special tax issues for the Trust. U.S. federal income tax rules are not entirely clear about issues such as when the Trust may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt instruments in a bankruptcy or workout context are taxable. The Trust intends to address these and other issues, to the extent necessary, in order to seek to ensure that the Trust distributes sufficient income to preserve its status as a RIC and does not become subject to U.S. federal income or excise tax.

Certain credit securities acquired by the Trust may be treated as credit securities that were originally issued at a discount. Generally, the amount of the original issue discount is treated as interest income and is included in taxable income (and, to the extent allocable to the Trust, is required to be distributed by the Trust in order to qualify as a RIC or avoid income or excise taxes on undistributed income) over the term of the security, even though payment of that amount is not received until a later time, usually when the debt instrument matures. If the Trust purchases a debt instrument on a secondary market at a price lower than its adjusted issue price, the excess of the adjusted issue price over the purchase price is “market discount.” Unless the Trust makes an election to accrue market discount on a current basis, generally, any gain realized on the disposition of, and any partial payment of principal on, a debt instrument having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on the debt instrument. Market discount generally accrues in equal daily installments.

The Trust may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Trust, it could affect the timing or character of income recognized by the Trust, requiring the Trust to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.

Gain or loss on the sales of securities by the Trust will generally be long-term capital gain or loss if the securities have been held by the Trust for more than one year. Gain or loss on the sale of securities held for one year or less will be short-term capital gain or loss.

Because the Trust may invest in foreign securities, its income from such securities may be subject to non-U.S. taxes. The Trust does not expect to be eligible to elect to “pass through” to Shareholders of the Trust the ability to use the foreign tax deduction or foreign tax credit allocable to it for foreign taxes paid by the Trust with respect to qualifying taxes.

Income from options on individual stocks written by the Trust will not be recognized by the Trust for tax purposes until an option is exercised, lapses or is subject to a “closing transaction” (as defined by applicable regulations) pursuant to which the Trust’s obligations with respect to the option are otherwise terminated. If the option lapses without exercise or is otherwise subject to a closing transaction, the premiums received by the Trust from the writing of such options will generally be characterized as short-term capital gain. If an option written by the Trust is exercised, the Trust will generally recognize gain or loss depending on the exercise price of the option, the option premium, and the Trust’s tax basis in the security underlying the option. The character of any gain or loss on the sale of the underlying security as short-term or long-term capital gain or loss will depend on the holding period of the Trust in the underlying security. In general, distributions received by U.S. Shareholders of the Trust that are attributable to short-term capital gains recognized by the Trust from option writing activities of the Trust will be taxed to such U.S. Shareholders as ordinary income and will not be eligible for the reduced tax rate applicable to qualified dividend income.

Options on indices of securities and sectors of securities that qualify as “section 1256 contracts” will generally be “marked-to-market” for U.S. federal income tax purposes. As a result, the Trust will generally recognize gain or loss on the last day of each taxable year equal to the difference between the value of the option on that date and the adjusted basis of the option. The adjusted basis of the option will consequently be increased by such gain or decreased by such loss. Any gain or loss with respect to options on indices and sectors that qualify as “section 1256 contracts” will be treated as short-term capital gain or loss to the extent of 40% of such gain or loss and long-term capital gain or loss to the extent of 60% of such gain or loss. Because the mark-to-market rules may cause the Trust to recognize gain in advance of the receipt of cash, the Trust may be required to dispose of investments in order to meet its distribution requirements. “Mark-to-market” losses may be suspended or otherwise limited if such losses are part of a straddle or similar transaction.

Taxation of U.S. Shareholders

The Trust expects to take the position that under present law any Preferred Shares that it issues will constitute equity rather than debt of the Trust for U.S. federal income tax purposes. It is possible, however, that the IRS could take a contrary position asserting, for example, that such preferred shares constitute debt of the Trust. The Trust believes this position, if asserted, would be unlikely to prevail. If that position were upheld, distributions on the Trust’s Preferred Shares would be considered interest, taxable as ordinary income regardless of the taxable income of the Trust. The following discussion assumes that any Preferred Shares issued by the Trust will be treated as equity.

The Trust will either distribute or retain for reinvestment all or part of its net capital gain. If any such gain is retained, the Trust will be subject to regular corporate income tax on such retained amount. In that event, the Trust may designate the retained amount as undistributed capital gain in a notice to its Shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) would be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) would be entitled to credit its proportionate share of the tax paid by the Trust against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) would increase its basis in its Shares by the amount of undistributed capital gain included in such Shareholder’s gross income net of the tax deemed paid by such Shareholder under clause (ii).

Distributions paid to you by the Trust from its net capital gains, if any, that the Trust properly reports as capital gains dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your Shares. All other dividends paid to you by the Trust (including dividends from net short-term capital gains) from its current or accumulated earnings and profits (“ordinary income dividends”) are generally subject to tax as ordinary income. Capital gain dividends are not eligible for the dividends received deduction.

Properly reported ordinary income dividends received by corporate holders of Shares generally will be eligible for the dividends received deduction to the extent that the Trust’s income consists of dividend income from U.S. corporations and certain holding period and other requirements are satisfied by both the Trust and the corporate U.S. Shareholders. In the case of U.S. Shareholders who are individuals, any properly reported ordinary income dividends that you receive from the Trust will generally be eligible for taxation at the rates applicable to long-term capital gains to the extent that (i) the ordinary income dividend is attributable to “qualified dividend income” (i.e., generally dividends paid by U.S. corporations and certain qualified foreign corporations) received by the Trust, (ii) the Trust satisfies certain holding period and other requirements with respect to the stock on which such qualified dividend income was paid and (iii) you satisfy certain holding period and other requirements with respect to your Shares. Dividend income from PFICs and, in general, dividend income from real estate investment trusts is not eligible for the reduced rate for qualified dividend income and is taxed as ordinary income. In addition, for dividends to be eligible for the dividends received deduction or for reduced rates applicable to individuals, the Trust cannot have an option to sell or be under a contractual obligation to sell (pursuant to a short sale or otherwise) substantially identical stock or securities. Qualified dividend income eligible for these special rules is not actually treated as capital gains, however, and thus will not be included in the computation of your net capital gain and generally cannot be used to offset any capital losses. Due to the nature of the Trust’s investments, the Trust does not expect that a significant portion of its distributions will be eligible for the dividends received deduction or for the reduced rates applicable to qualified dividend income.

Under recently issued regulations, properly reported dividends paid by the Trust that are attributable to the Trust’s “qualified REIT dividends” (generally, ordinary income dividends paid by a REIT, not including capital gain dividends or dividends treated as qualified dividend income) may be eligible for the 20% deduction described in Section 199A of the Code in the case of non-corporate U.S. Shareholders, provided that certain holding period and other requirements are met by the Shareholder and the Trust. There can be no assurance as to what portion, if any, of our distributions will qualify for such deduction. Subject to any future regulatory guidance to the contrary, any distribution attributable to income from the Trust’s investments in publicly traded partnerships, if any, will not qualify for the 20% deduction that could be available to a non-corporate U.S. Shareholder were the Shareholder to own such partnership interests directly.

Any distributions you receive that are in excess of the Trust’s current and accumulated earnings and profits will be treated as a tax-deferred return of capital to the extent of your adjusted tax basis in your Shares, and thereafter as capital gain from the sale of Shares (assuming Shares are held as a capital asset). The amount of any Trust distribution that is treated as a return of capital will reduce your adjusted tax basis in your Shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your Shares. In determining the extent to which a distribution will be treated as being made from the Trust’s earnings and profits, earnings and profits will be allocated on a pro rata basis first to distributions with respect to the Trust’s Preferred Shares, and then to the Trust’s Common Shares.

U.S. Shareholders may be entitled to offset their capital gain dividends with capital losses. The Code contains a number of statutory provisions affecting when capital losses may be offset against capital gain, and limiting the use of losses from certain investments and activities. Accordingly, Shareholders that have capital losses are urged to consult their tax advisers.

The IRS currently requires a RIC that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income (e.g., ordinary income, capital gain dividends, qualified dividend income) for each tax year based upon the percentage of total dividends distributed to each class for such year.

Dividends and other taxable distributions are taxable to you even though they are reinvested in additional Shares of the Trust. Dividends and other distributions paid by the Trust are generally treated under the Code as received by you at the time the dividend or distribution is made. If, however, the Trust pays you a dividend in January that was declared in the previous October, November or December and you were the U.S. Shareholder of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Trust and received by you on December 31 of the year in which the dividend was declared. In addition, certain other distributions made after the close of the Trust’s taxable year may be “spilled back” and treated as paid by the Trust (except for purposes of the 4% nondeductible excise tax) during such taxable year. In such case, you will be treated as having received such dividends in the taxable year in which the distributions were actually made.

The price of Shares purchased at any time may reflect the amount of a forthcoming distribution. Those purchasing Shares just prior to the record date of a distribution will receive a distribution which will be taxable to them even as described above though economically it represents in part a return of invested capital.

The Trust will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Trust.

Except in the case of a redemption, the sale or other disposition of Shares (including in connection with a termination of the Trust) will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such Shares for more than one year at the time of sale. Any loss upon the sale or other disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you with respect to such Shares. Any loss you recognize on a sale or other disposition of Shares will be disallowed if you acquire other Shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of Shares. In such case, your tax basis in the Shares acquired will be adjusted to reflect the disallowed loss.

In general, a redemption of Shares should be treated as a sale or exchange of such shares under section 302 of the Code, if the distribution of cash (a) is “substantially disproportionate” with respect to the Shareholder, (b) results in a “complete redemption” of the Shareholder’s interest, or (c) is “not essentially equivalent to a dividend” with respect to the Shareholder. A “substantially disproportionate” distribution generally requires a reduction of at least 20% in the Shareholder’s proportionate interest in the Trust and also requires the Shareholder to own less than 50% of the voting power of all classes entitled to vote immediately after the redemption. A “complete redemption” of a Shareholder’s interest generally requires that all Common Shares and Preferred Shares of the Trust owned by such Shareholder be disposed of. A distribution “not essentially equivalent to a dividend” requires that there be a “meaningful reduction” in the Shareholder’s proportionate interest in the Trust, which should result if the Shareholder has a minimal interest in the Trust, exercises no control over Trust affairs and suffers a reduction in his proportionate interest in the Trust. In determining whether any of these tests has been met, any Common Shares and Preferred Shares actually owned, as well as shares considered to be owned by the Shareholder by reason of certain constructive ownership rules set forth in section 318 of the Code, generally must be taken into account.

If the redemption of your Shares meets any of these three tests for “sale or exchange” treatment, you will recognize gain or loss equal to the difference between the amount of cash and the fair market value of other property received pursuant to the transaction and the adjusted tax basis of the sold Shares. If none of the tests described above are met, you may be treated as having received, in whole or in part, a dividend, return of capital or capital gain, depending on (i) whether there are sufficient earnings and profits to support a dividend and (ii) your tax basis in the relevant Shares. The tax basis in the sold Shares will be transferred to any remaining Shares held by you in the Trust. In addition, if the redemption of Shares is treated as a “dividend” to a shareholder, a constructive dividend under certain provisions of the Code may result to a non-selling Shareholder whose proportionate interest in the earnings and assets of the Trust has been increased as a result of such transaction.

Adjusted cost basis information for covered securities, which generally include shares of a RIC, must be reported to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at reduced maximum rates. The deductibility of capital losses is subject to limitations under the Code.

Certain U.S. Shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a part of their “net investment income,” which includes dividends received from the Trust and capital gains from the sale or other disposition of Shares.

Ordinary income dividends, capital gain dividends, and gain on the disposition of Shares also may be subject to state, local or foreign taxes. Shareholders are urged to consult their tax advisers regarding specific questions about U.S. federal (including the application of the alternative minimum tax rules), state, local or foreign tax consequences to them of investing in the Trust.

Taxation of Non-U.S. Shareholders

The following discussion only applies to Non-U.S. Shareholders. Whether an investment in Shares is appropriate for a Non-U.S. Shareholder will depend upon that Non-U.S. Shareholder’s particular circumstances. An investment in Shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders should consult their tax advisors before investing in our Shares.

A Non-U.S. Shareholder generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends (except as discussed below). In general, U.S. federal withholding tax and U.S. federal income tax will not apply to any gain or income realized by a Non-U.S. Shareholder in respect of any distribution of net capital gain (including amounts credited as an undistributed capital gain dividend) or upon the sale or other disposition of Shares of the Trust. Different tax consequences may result if the Non-U.S. Shareholder is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Dividends properly reported by the Trust are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the Trust’s “qualified net interest income” (generally, the Trust’s U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Trust is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the Trust’s “qualified short-term capital gains” (generally, the excess of the Trust’s net short-term capital gain over the Trust’s long-term capital loss for such taxable year). Depending on its circumstances, the Trust may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a Non-U.S. Shareholder needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute Form). In the case of Shares held through an intermediary, the intermediary may withhold even if the Trust reports the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. Shareholders should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Trust’s distributions will qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.

If the Trust distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Non-U.S. Shareholder’s allocable share of the tax that the Trust pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a federal income tax return even if the Non-U.S. Shareholder is not otherwise required to obtain a U.S. taxpayer identification number or file a federal income tax return. For a Non-U.S. Shareholder, distributions (both actual and deemed), and gains realized upon the sale of Shares that are effectively connected with a U.S. trade or business (or, where an applicable treaty applies, are attributable to a permanent establishment in the United States) will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons and for a corporate Non-U.S. Shareholder may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable tax treaty). Accordingly, investment in Shares may not be appropriate for certain Non-U.S. Shareholders.

In addition, withholding at a rate of 30% is required on dividends in respect of Shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. The Trust will not pay any additional amounts to Shareholders in respect of any amounts withheld. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Shareholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in Shares.

GENERAL INFORMATION

Proxy Voting Policy and Procedures and Proxy Voting Record

The Sub-Adviser will be responsible for voting proxies on securities held in the Trust’s portfolio. The Sub-Adviser’s Proxy Voting Policy and Procedures are included as Appendix B to this Statement of Additional Information.

Information on how the Trust voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 will be available without charge, upon request, by calling (888) 903-3358 or by visiting the Trust’s website at www.xainvestments.com. This information is also available on the SEC’s website at www.sec.gov.

Principal Shareholders

As of the date of this SAI, to the knowledge of the Trust, no person beneficially owned more than 5% of the voting securities of any class of equity securities of the Trust.

Independent Registered Public Accounting Firm

KPMG LLP, 200 E. Randolph Street, Chicago, Illinois 60601, is the independent registered public accounting firm of the Trust. The independent registered public accounting firm is expected to render an opinion annually on the financial statements and financial highlights of the Trust.

The Trust’s audited financial statements and financial highlights appearing in the Trust’s Annual Report to shareholders for the period ended September 30, 2020, including accompanying notes thereto and the report of KPMG LLP thereon, have been incorporated by reference in this SAI in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Codes of Ethics

The Trust, the Adviser and the Sub-Adviser each have adopted its own code of ethics. The codes of ethics sets forth restrictions on the trading activities of trustees/directors, officers and employees of the Trust, the Adviser and the Sub-Adviser and their affiliates, as applicable. The codes of ethics of the Trust, the Adviser and the Sub-Adviser are on file with the SEC and can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 551-8090. The codes of ethics are also available on the EDGAR Database on the SEC’s Internet site at www.sec.gov, and copies of the code of ethics may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

Where You Can Find More Information

The Trust is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the 1940 Act and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Trust with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Trust, that file electronically with the SEC.

This Statement of Additional Information constitutes part of a Registration Statement filed by the Trust with the SEC under the Securities Act, and the 1940 Act. This Statement of Additional Information omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Trust will provide without charge to each person, including any beneficial owner, to whom this SAI is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this SAI, the Prospectus or any accompanying Prospectus Supplement. You may request such information by calling (888) 903-3358 or by writing to XA Investments at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of the Trust’s Prospectus, SAI and any incorporated information will also be available from the Trust’s website at www.xainvestments.com. Information contained on the trust’s website is not incorporated by reference into this SAI, the Prospectus or any Prospectus Supplement and should not be considered to be part of this SAI, the Prospectus or any Prospectus Supplement.

Incorporation by Reference

This Statement of Additional Information is part of a registration statement that the Trust has filed with the SEC. The Trust is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Trust files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●	the Trust’s Annual Report on Form N-CSR for the fiscal year ended September 30, 2020, filed with the SEC on December 2, 2020 (“Annual Report”);

●	the Trust’s definitive proxy statement on Schedule 14A for our 2020 annual meeting of shareholders, filed with the SEC on April 8, 2020 (“Proxy Statement”); and

●	the Trust’s description of common shares contained in our Registration Statement on Form 8-A (File No. 001-38216) filed with the SEC on September 22, 2017.

To obtain copies of these filings, see “General Information—Where You Can Find More Information.”

FINANCIAL STATEMENTS

The Trust’s audited financial statements and financial highlights appearing in the Trust’s Annual Report to shareholders for the year ended September 30, 2020, including accompanying notes thereto and the report of KPMG LLP thereon, as contained in the Trust’s Form N-CSR filed with the SEC on December 2, 2020, are incorporated by reference in this Statement of Additional Information. Shareholder reports are available upon request and without charge by calling (888) 903-3358 or by writing to the Trust at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654.

Appendix A

DESCRIPTION OF SECURITIES RATINGS

Moody’s Investors Service Inc.

A brief description of the applicable Moody’s Investors Service, Inc. (“Moody’s”) rating symbols and their meanings (as published by Moody’s) follows:

Global Rating Scales

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default on contractually promised payments.

Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf) to all structured finance ratings. The addition of (sf) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspire to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.

Global Long-Term Rating Scale

Aaa	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B	Obligations rated B are considered speculative and are subject to high credit risk.

Caa	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms. By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Medium-Term Note Ratings

Moody’s assigns provisional ratings to medium-term note (MTN) programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).

MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g., senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating and is defined elsewhere in this document.

The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.

Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.

Global Short-Term Rating Scale

P-1	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Standard & Poor’s

A brief description of the applicable Standard & Poor’s rating symbols and their meanings (as published by Standard & Poor’s) follows:

Issue Credit Ratings Definitions

A Standard & Poor’s issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects Standard & Poor’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days—including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on Standard & Poor’s analysis of the following considerations:

●	Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation.

●	Nature of and provisions of the obligation, and the promise we impute.

●	Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA	An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A	An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB	An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB	An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B	An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC	An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but Standard & Poor’s expects default to be a virtual certainty, regardless of the anticipated time to default.

C	An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D	An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

Plus (+) or minus (-)

The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR	This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Short-Term Issue Credit Ratings

A-1	A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2	A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3	A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B	A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C	A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D	A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

SPUR (Standard & Poor’s Underlying Rating)

A SPUR rating is an opinion about the stand-alone capacity of an obligor to pay debt service on a credit-enhanced debt issue, without giving effect to the enhancement that applies to it. These ratings are published only at the request of the debt issuer/obligor with the designation SPUR to distinguish them from the credit-enhanced rating that applies to the debt issue. Standard & Poor’s maintains surveillance of an issue with a published SPUR.

Dual Ratings

Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or longterm transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).

Fitch Ratings

Long-Term Credit Ratings

Investment Grade

AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade

BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B: Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC: Substantial credit risk. Default is a real possibility.

CC: Very high levels of credit risk. Default of some kind appears probable.

C: Exceptionally high levels of credit risk. Near default.

Defaulted obligations typically are not assigned ‘RD’ or ‘D’ ratings, but are instead rated in the ‘B’ to ‘C’ rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. For example, the rating category “AA” has three notch-specific rating levels (‘AA+’; ‘AA’; ‘AA-’; each a rating level). Such suffixes are not added to the ‘AAA’ obligation rating category, or to corporate finance obligation ratings in the categories below ‘CCC.’

The subscript ‘emr’ is appended to a rating to denote embedded market risk that is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.

Recovery Ratings

Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of corporate issuers with Issuer Default Ratings (IDRs) in speculative grade categories.

Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.

The Recovery Rating scale is based upon the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.

Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages and analytical judgement, but actual recoveries for a given security may deviate materially from historical averages.

RR1: Outstanding recovery prospects given default. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.

RR2: Superior recovery prospects given default. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.

RR3: Good recovery prospects given default. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.

RR4: Average recovery prospects given default. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.

RR5: Below average recovery prospects given default. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.

RR6: Poor recovery prospects given default. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.

Short-Term Credit Ratings

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short-term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation

Appendix B

PROXY VOTING POLICIES AND PROCEDURES

OCTAGON CREDIT INVESTORS, LLC
PROXY VOTING POLICY

Scope

Octagon’s Proxy Voting Policy addresses procedures and policies related to Octagon’s voting of proxies in a manner consistent with Clients’ best interest.

This policy should be read in conjunction with the Account Administration Policy, Code of Ethics Overview, and Recordkeeping Policy. This policy applies to all Octagon “Covered Persons” which is defined to include all of the partners, owners, principals, directors, officers and employees of Octagon Credit Investors, LLC.

A. Overview of Applicable Law

A public company’s shareholders typically have the right to vote on various corporate issues. Clients typically delegate to Octagon the authority to vote proxies for Securities of companies held in their Accounts. Under the Advisers Act, Octagon has a duty of care and loyalty with respect to all services undertaken for Clients, including proxy voting.

Rule 206(4)-6 under the Advisers Act requires that Octagon must vote proxies in a manner consistent with Clients’ best interest and must not place its interests above those of its Clients when doing so. It requires Octagon to: (i) adopt and implement written policies and procedures that are reasonably designed to ensure that Octagon votes proxies in the best interest of its Clients, and (ii) to disclose the Clients how they may obtain information on how Octagon voted. In addition, Rule 204-2 requires Octagon to keep records of proxy voting and Client requests for information.

B. Policies and Procedures Relating to Proxies

Due to the nature of Octagon’s business, it is very rare that Octagon will be asked to vote a proxy for a publicly traded equity security. In the event this does occur, the following policies and procedures will apply.

1.	Definitions.

●	“Best Interest of the Client.” Octagon believes that this means the Clients’ best economic interests over the long-term – that is, the common interest that all Clients share in seeing the value of a common investment increase over time.

●	“Material Conflicts of Interest.” Such conflicts are typically based on the specific facts and circumstances associated with the issues that are the subject of the proxy and Octagon’s and its employees’ business dealings with a particular proxy issuer or closely affiliated entity. A material conflict of interest may exist where, for example: (1) the company soliciting the proxy, or a person known to be an affiliate of such company, is known to be a Client of, or an investor in an Account managed, by Octagon; (2) the company soliciting the proxy, or a person known to be an affiliate of such company, to the knowledge of the individual(s) charged with voting the proxy, is being actively solicited to be a Client of Octagon (or an investor in an Octagon Account); (3) a Client or investor, or an interest group supported by Client or investor, actively supports a proxy proposal; or (4) Octagon or an employee has personal or other business relationships with participants in proxy contests, corporate directors or candidates for corporate directorships, or in any other matter coming before shareholders.

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2.	Responsibilities of Investment Professionals to Monitor Issuers for Upcoming Shareholder Meetings.

Octagon Investment Professionals (Principals / Associates) shall monitor all of the issuers that such individuals cover where Octagon Client Accounts hold equity of such issuers for any upcoming shareholder meetings. Octagon Investment Professionals shall provide notice of such upcoming shareholder meetings in advance of such shareholder meetings to the Investment Committee, Head of Collateral Settlement and the CCO.

3.	Receipt and Reconciliation of Proxies.

All proxy materials received by Octagon for Octagon funds shall be forwarded to the CCO or his/her designee. The CCO shall record on a log the name of the company to which the proxy materials relate (the “Portfolio Company”), the date the proxy materials are received and the date by which the proxy needs to be voted

The CCO shall compare the number of shares represented by the proxy materials to the number of shares owned by Octagon’s Clients. If the number of shares reflected in the proxy materials does not match the number of shares reported owned by Clients, the CCO will resolve any difference and ensure that all eligible shares can be voted.

Upon completion of the reconciliation process, the CCO shall forward the proxy materials to the Investment Committee for voting.

4.	Proxy Voting Process.

The Investment Committee or its designee shall vote all proxies in the best interests of Octagon’s Clients pursuant to the goals of the Client’s investment strategy. The Investment Committee will follow the procedures set forth below in order to ensure that proxies are voted in the best interests of Octagon’s Clients.

The Investment Committee shall vote proxies concerning: (1) the selection of directors, (2) the approval of financial results and (3) the retention of auditors in accordance with the proxy voting guidelines.

Prior to exercising voting authority on any other matter, the Investment Committee shall review the proxy materials and undertake a reasonable investigation to determine whether any of the matters to be voted on present a material conflict of interest between Octagon and the interests of its Clients.

Where the Investment Committee’s investigation determines that a material conflict of interest may exist, it shall take reasonable steps to ensure that the conflict does not influence the Investment Committee to vote a proxy in a manner that is not in the best interests of Octagon’s Clients. These steps may include, but are not limited to any one or a combination of the following:

●	Consult with Octagon’s Outside Counsel to determine how to vote in a manner that will be in the best interests of Octagon’s Clients;

●	Erecting information barriers around conflicted Octagon personnel to ensure that they do not influence the voting decision.

The Investment Committee shall make and maintain a record describing any steps taken to prevent a potential material conflict of interest from causing a proxy to be voted in a manner that is not in the best interest of Octagon’s Clients.

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Where the Investment Committee determines that no material conflict of interest exists, the matter shall be analyzed based on its specific facts and circumstances and the Investment Committee shall vote on the matter in the best interests of Octagon’s Clients.

The CCO shall maintain records disclosing the date all proxies were voted and how they were voted.

5.	Requests for Voting Information, Communications and Record-Keeping.

If a Client requests information regarding how proxies were voted or a copy of Octagon’s proxy voting policy and procedures, the Head of Investor Relations shall provide the Client with the requested information. The Head of Investor Relations shall make and retain a copy of each request received together with a copy of the response provided, and he/she shall notify the CCO of such request.

Octagon will maintain all records relating to proxy voting as set forth in the Recordkeeping Policy.

Communications by Octagon with other shareholders during the course of a proxy solicitation may also be deemed to be a “solicitation” for purposes of the federal proxy rules, which contain requirements regarding the filing and distribution of proxy materials. In addition, such communications could cause Octagon to be considered part of a group for federal reporting purposes, potentially triggering a filing on Forms 13D or 13G. Compliance shall make any determination regarding the applicability of the federal proxy rules in the event such a situation arises.

C. Opposing Votes

Note that if more than one Account invests in the same portfolio company, and such Accounts have different investment objectives, Client-specific voting policies or ultimate economic interests, Octagon may cast opposing votes in a proxy vote.

Oversight

The CCO, Investment Committee, and members of the Compliance Committee, and other senior management as appropriate, shall supervise compliance by Covered Persons with this policy. The CCO shall assess the adequacy of this policy and the firm’s adherence to the procedures outlined herein, periodically.

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